UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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The Andersons, Inc.
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THE ANDERSONS, INC.
1947 Briarfield Boulevard
Maumee, Ohio 43537
March 10, 2022
Dear Shareholder:
You are cordially invited to attend the Annual Meeting of shareholders to be held on Friday, May 6, 2022 at 8:00 A.M. Eastern Time. In light of continuing public health concerns due to the COVID-19 pandemic, the Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to attend the Annual Meeting physically in person. To participate in the Annual Meeting at www.virtualshareholdermeeting.com/ANDE2022, you must enter the 16-digit control number found on your proxy card or your voting instruction form.
This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the meeting agenda, and how to vote your proxy and procedures for the meeting. It also describes how the Board of Directors operates and gives you information about our director candidates. A form of proxy card and our 2021 annual report to shareholders are also included with this booklet.
It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. I urge you to vote your proxy as soon as possible so that your shares may be represented at the meeting. If you attend the Annual Meeting, you may revoke your proxy by voting your shares electronically at the annual meeting, if you wish.

Sincerely,
/s/ Michael J. Anderson, Sr.
Michael J. Anderson, Sr.
Chairman

THE ANDERSONS, INC.
1947 Briarfield Boulevard
Maumee, Ohio 43537
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

In light of continuing public health concerns due to the COVID-19 pandemic, the Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to attend the Annual Meeting physically in person. To participate in the Annual Meeting at www.virtualshareholdermeeting.com/ANDE2022, you must enter the 16-digit control number found on your proxy card or your voting instruction form.

Date:    May 6, 2022

Time:    8:00 A.M., Eastern Time

Place:    Online at www.virtualshareholdermeeting.com/ANDE2022

When can I join the virtual Annual Meeting? You may begin to log into the meeting platform beginning at 7:45 A.M. Eastern Time on May 6, 2022. The meeting will begin promptly at 8:00 A.M. Eastern Time on May 6, 2022.

How can I ask questions and vote? Shareholders may vote and submit questions virtually during the meeting (subject to time restrictions). To participate in the meeting virtually, visit www.virtualshareholdermeeting.com/ANDE2022. When recognized by the Chair, shareholders should identify themselves by name, company or affiliation. Shareholders will have two minutes to ask general questions or comment. Questions or comments not related to the proposal under discussion, or that are about personal concerns not shared by shareholders generally, or that use blatantly offensive language may be ruled out of order.

What if I lost my 16-digit control number? You will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/ANDE2022 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions at the meeting.

What if I experience technical difficulties? If shareholders encounter any difficulties accessing the Annual Meeting webcast during the check-in or meeting time, there will be a technical support number posted on the virtual meeting login page for assistance. Technical support will be available beginning at 7:45 A.M. Eastern Time on May 6, 2022 through the conclusion of the Annual Meeting.

The virtual meeting platform is fully supported across all browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Shareholders should ensure they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting. Shareholders should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

If there are questions pertinent to meeting matters that cannot be answered during the Annual Meeting due to time constraints, management will post answers to a representative set of questions within the Investor Relations section of our website. The questions will remain available until the Company's 2023 proxy statement is filed.

Matters to be voted upon:

1	The election of ten directors identified as nominees herein to hold office for a one-year term.
2	The approval of the Amended and Restated 2019 Long-Term Incentive Compensation Plan.
3	Advisory approval of executive compensation.
4	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.
5	Any other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

By order of the Board of Directors

Maumee, Ohio	/s/ Christine M. Castellano
March 10, 2022	Christine M. Castellano
Secretary
Your vote is important. Whether or not you plan to attend the Annual Meeting electronically and regardless of the number of shares you own, please vote your shares by proxy, either by mailing the enclosed proxy card or, by telephone or via the Internet. If you attend the Annual Meeting, you may revoke your proxy by voting your shares electronically at the Annual Meeting, if you wish.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 6, 2022
The Proxy Statement and Annual Report to Shareholders with Form 10-K is available at www.proxyvote.com.

THE ANDERSONS, INC.
1947 Briarfield Boulevard
Maumee, Ohio 43537
PROXY STATEMENT
Annual Meeting of Shareholders
May 6, 2022
Introduction
The Board of Directors (the “Board”) of The Andersons, Inc. (the "Company") is soliciting your proxy to encourage your participation in the voting at the Annual Meeting and to obtain your support on each of the proposals described in this proxy statement. You are invited to attend the virtual Annual Meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf. This proxy statement was first mailed or otherwise delivered to shareholders on March 25, 2022. The mailing address of the Company’s principal executive offices is 1947 Briarfield Boulevard in Maumee, Ohio 43537.
This Proxy Solicitation
Included in this package are, among other things, the proxy card and this proxy statement. The proxy card and the identification number on it are the means by which you authorize another person to vote your shares in accordance with your instructions.
This proxy statement provides you with information about the proposals and about the Company that you may find useful in deciding how to vote with respect to each of the proposals. After this introduction, you will find the following thirteen sections:
•Voting
•Summary of Proposals
•Election of Directors
•Corporate Governance
•Executive Officers
•Proposal to Approve the Amended and Restated 2019 Long-Term Incentive Compensation Plan
•Equity Plans
•Proposal for an Advisory Vote on Executive Compensation
•Appointment of Independent Registered Public Accounting Firm
•Share Ownership
•Executive Compensation
•Director Compensation
•CEO Pay Ratio
•Other Information
The Annual Meeting: Quorum
The Annual Meeting will be held on Friday, May 6, 2022 at 8:00 A.M., Eastern Time, online at www.virtualshareholdermeeting.com/ANDE2022.
The Company’s Code of Regulations requires that a majority of our outstanding Common Shares be represented at the Annual Meeting, either in person or by proxy, in order to transact business.
Abstentions and broker non-votes will be treated as present for purposes of determining whether a majority of our Common Shares is represented at the meeting, and will therefore affect whether a quorum has been achieved. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.
There were no shareholder proposals submitted for the 2022 Annual Meeting.
Common Shares Outstanding
The record date for determining holders of the Company’s Common Shares entitled to vote at the Annual Meeting is March 8, 2022. As of the record date, the Company had 33,987,759 Common Shares issued and outstanding.
The Andersons, Inc. | 2022 Proxy Statement | 1

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 6, 2022
The proxy statement and Annual Report to Shareholders with Form 10K is available at www.proxyvote.com.
The Andersons, Inc. | 2022 Proxy Statement | 2

Voting
You are entitled to one vote at the Annual Meeting for each of the Company’s Common Shares that you owned of record as of the close of business on March 8, 2022 (the record date for the Annual Meeting). There is no right to cumulative voting as to any matter, including the election of directors.
How to Vote Your Shares
You may vote your shares by proxy or electronically at the Annual Meeting. Even if you plan to attend the virtual meeting, we urge you to complete and submit your proxy in advance to ensure your vote is represented. If your shares are recorded in your name, you may cast your vote in one of the following ways:
•Vote by telephone: If you received a proxy card, notice document, or email, you can vote by phone at any time by calling the toll-free number (for residents of the U.S.) listed on your proxy card, notice document or email that you received. To vote, enter the control number listed on your proxy card and follow the simple recorded instructions. If you vote by phone, you do not need to return your proxy card.
•Vote by mail: If you received a proxy card and choose to vote by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.
•Vote via the Internet: You can vote by Internet at any time by visiting the website listed on your proxy card, notice document or email that you received. Follow the simple instructions and be prepared to enter the code listed on the proxy card, notice document or email that you received. If you vote via the Internet, you do not need to return your proxy card.
•Vote electronically at the virtual Annual Meeting.
Shareholders who hold their shares beneficially in street name through a nominee (such as a bank or a broker) may be able to vote by telephone or the Internet, as well as by mail. You should follow the instructions you receive from your nominee to vote these shares. Since a beneficial owner is not the shareholder of record, you may not vote these shares electronically at the meeting unless you obtain a “legal proxy” from your broker or nominee that holds your shares, giving you the right to vote the shares at the virtual meeting. Beneficial owners wishing to vote electronically at the virtual meeting should contact their broker or nominee for instructions.
When you vote by proxy, the shares you hold will be voted in accordance with your instructions. Your proxy vote will direct the designated persons (known as “proxies” or proxy holders) to vote your shares at the Annual Meeting in accordance with your instructions. The Board has designated Michael T. Hoelter and Catherine M. White to serve as the proxies for the Annual Meeting.
How to Revoke Your Proxy
You may revoke your proxy at any time before it is exercised by any of the following means:
•Notifying Christine M. Castellano, our Secretary, in writing delivered to our principal executive offices prior to the Annual Meeting;
•Submitting a later dated proxy card, telephone vote or Internet vote; or
•Attending the virtual Annual Meeting and voting electronically.
If your shares are held in street name, you must contact your broker or nominee to revoke your voting instructions.
The mailing address of the Company’s principal executive offices is 1947 Briarfield Boulevard in Maumee, Ohio 43537.
Your attendance at the virtual Annual Meeting will not, by itself, revoke a proxy.

The Andersons, Inc. | 2022 Proxy Statement | 3

How Your Shares Will be Voted
Your shares will be voted at the meeting as directed by the instructions on your proxy card if: (1) you are entitled to vote, (2) your proxy was properly executed, (3) we received your proxy prior to the Annual Meeting and (4) you did not validly revoke your proxy prior to the meeting and you do not vote your shares electronically at the meeting.
If you send a properly executed proxy without specific voting instructions, the designated proxies will vote your shares
•to elect the nominated directors,
•to approve the Amended and Restated 2019 Long-Term Incentive Compensation Plan
•to approve this year's advisory resolution on executive compensation, and
•to ratify the selection of the independent registered public accounting firm.
Votes Required to Approve Each Item
The Company’s Code of Regulations states that the nominees for director receiving the greatest number of votes shall be elected. Therefore, abstentions and broker non-votes will not count as a vote for or against the election of directors and will not have an effect on the election of directors.

The approval of the Amended and Restated 2019 Long-Term Incentive Compensation Plan, the approval of the advisory vote on executive compensation and the ratification of the independent public accounting firm each require the affirmative vote of the majority of the votes cast. Abstentions and broker non-votes will not count as votes cast on these proposals and will not have an effect on the outcomes.

Householding
The Company has adopted a procedure approved by the Securities and Exchange Commission called “householding”. Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of the annual proxy materials. If the household received a printed set of proxy materials by mail, each shareholder will receive his or her own proxy card or voting instruction card by mail. We have undertaken householding to reduce our printing costs and postage fees. Shareholders who receive household materials may elect to receive individual copies of the proxy materials at the same address (and shareholders receiving multiple copies of materials may elect to receive household materials) by contacting Investor Relations in writing at 1947 Briarfield Boulevard, Maumee, Ohio 43537, or via telephone at (419) 893-5050, and we will provide copies of the annual proxy materials according to your preference.
Where to Find Voting Results
We expect to announce the voting results at the Annual Meeting and will publish the voting results in the Company’s Form 8-K to be filed with the Securities and Exchange Commission within four business days after the Annual Meeting.
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Summary of Proposals
The Governance / Nominating Committee and the Board, including the Board's independent directors, have nominated ten directors, each for a one-year term.
The Board has approved the Amended and Restated 2019 Long-Term Incentive Compensation Plan and recommends that you vote to approve its adoption.
The Board is submitting to an advisory vote the compensation of the Company’s named executive officers ("NEOs"), as required by the rules and regulations of the Securities and Exchange Commission, and conducted in conformance with regulations promulgated by the Securities and Exchange Commission thereunder. While this vote is not binding, the Compensation and Leadership Development Committee and Board expect to take the results of this vote into consideration when making future compensation decisions.
The Audit Committee has recommended, and the Board has approved, Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2022 and recommends that you vote to ratify their appointment.
At the date of this Proxy Statement, we have no knowledge of any business other than the proposals described above that will be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting, the proxies will be voted on at the discretion of the proxy holders.

The Andersons, Inc. | 2022 Proxy Statement | 5

Election of Directors
The Board of Directors is currently comprised of ten directors. Proxies cannot be voted for a greater number of individuals than the number of nominees listed below. The Governance / Nominating Committee and the Board have nominated and recommend the election of each of the ten nominees listed below. Each director elected will serve until the next Annual Meeting or until their earlier removal or resignation. Each of the nominees listed is currently a Director of the Company. The Board expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute, unless the Board reduces the number of directors as provided for in the Company’s Code of Regulations.
Directors will be elected at the Annual Meeting by a plurality of the votes cast at the Annual Meeting by the holders of shares represented in person or by proxy. The following is a brief biography of each nominee as well as the specific qualifications of the nominee as identified by the Board’s Governance / Nominating Committee. Information as to their ownership of the Common Shares can be found under the caption “Share Ownership” in this proxy statement. All information provided is current as of February 28, 2022.

Name	Age	Principal Occupation, Business Experience and Other Directorships	Director Since
Patrick E. Bowe	63	President and Chief Executive Officer ("CEO") since November 2, 2015. Prior to that, Corporate Vice President of Cargill, Inc. and a leader of Cargill's Food Ingredients and Systems business since 2007. Prior to joining Cargill's Corn Milling Division, managed the copper trading desk for Cargill Metals Division and worked as a trader and analyst for Cargill Investor Services at the Chicago Board of Trade. Worked as a cash grain merchant for Louis Dreyfus Corp. in Springfield, Ill., and Phil O'Connell Grain Co., in Stockton, California.	2015
Michael J. Anderson, Sr.	70	Chairman since 2009. Chief Executive Officer from January 1999 to October 2015. President from January 1999 through December 2012. Prior to that President and Chief Operating Officer from 1996 through 1998, Vice President and General Manager of the Retail Group from 1994 until 1996 and Vice President and General Manager Grain Group from 1990 through 1994. Currently a Director of FirstEnergy Corp. beginning in 2007 and formerly a Director of Interstate Bakeries Corp from 1998 to 2009. Director of the Company prior to it becoming publicly traded in 1996.	1988
Gerard M. Anderson	63	Executive Chairman of DTE Energy since July, 2019; Chairman and Chief Executive Officer of DTE Energy from 2014 through 2019; President and Chief Operating Officer of DTE Energy from 2005 through 2010. Joined Detroit Edison, a subsidiary of DTE Energy in 1993 and held various executive positions. Prior to this, a consultant with McKinsey & Co., Inc. Director of DTE Energy since 2009.	2008
Gary A. Douglas	61	President of Nationwide National Partners since March 2013; President and Chief Operating Officer of Nationwide Agribusiness from 2007 through 2013; Regional Vice President of Nationwide Mutual Insurance Company from 2005 through 2007. On the Development Committee of the National Urban League, on the Governance Committee of the National Association of Mutual Insurance Companies, and on the Sustainability Committee of the African American Leadership Academy.	2021
Stephen F. Dowdle	71	Retired President of Sales for PotashCorp, 1999 to 2017, which merged with Agrium, Inc. to form Nutrien in January 2018. Prior to the merger, oversaw sales, marketing and distribution of PotashCorp's potash, phosphate and nitrogen products. During the merger, served as a Senior Advisor providing transition assistance for sales operations. Also served ten years, 1989 to 1999, as Vice President and Managing Director for Canpotex Limited in Singapore. Formerly a Director of Canpotex Limited from 2010 to 2017. Formerly a Director of SinoFert Holdings Limited from 2005 to 2017. Formerly a Director of the International Plant Nutrient Institute from 2010 to 2017.	2018
Pamela S. Hershberger	56	Retired Managing Partner of Ernst & Young LLP in Toledo, Ohio. Thirty-one years of service at Ernst & Young LLP, beginning her career in the firm's Toledo, Ohio office as a staff auditor. In 2008, named Toledo's Office Managing Partner, a position she held until her retirement in 2018.	2019
Catherine M. Kilbane	58	Retired Senior Vice President, General Counsel and Secretary of The Sherwin-Williams Company, 2013 to July 2017. Prior to that, Senior Vice President, General Counsel and Secretary of American Greetings Corporation from 2003-2012. Prior to that a partner with the Cleveland law firm of Baker & Hostetler LLP. Director of The Davey Tree Expert Company. Director of Interface, Inc. Trustee of The Cleveland Clinic Foundation.	2007
The Andersons, Inc. | 2022 Proxy Statement | 6

Name	Age	Principal Occupation, Business Experience and Other Directorships	Director Since
Robert J. King, Jr.	66	Advisory Director for FNB Corp from 2013 through October 2020. Prior to that, President and Chief Executive Officer, PVF Capital Corp from 2009 to 2013; Senior Managing Director, Private Equity, FSI Group, LLC from 2006 through 2009; Managing Director, Western Reserve Partners LLC from 2005-2006; Executive Vice President of Fifth Third Bank from 2002 through 2004 and Chairman, President and Chief Executive Officer of Fifth Third Bank (Northeastern Ohio) from 1997 through 2002. Director of Oak Tree Holdings LLC since 2021. On the advisory board of Ancora Advisors September 23 to December 15, 2016. Director of MTD Corp. from 2005 to 2021 and Medical Mutual of Ohio since 2012.	2005
Ross W. Manire	70	Retired President and Chief Executive Officer of ExteNet Systems, Inc., from 2002 to 2018. Served as President, Enclosure Systems Division of Flextronics International from 2000 to 2002. Prior to that was Chief Executive Officer at Chatham Technologies, Inc., and served in several executive roles at 3Com Corporation and US Robotics (acquired by 3Com in 1997). Former Partner at Ridge Capital Corporation and Ernst & Young LLP. Director of Zebra Technologies Corporation since 2003 and Eagle Test Systems, Inc. from 2004 through 2008.	2009
John T. Stout, Jr.	68	Chairman and Chief Executive Officer of Plaza Belmont Management Group LLC since 2014. Prior to that, Chief Executive Officer of Plaza Belmont Management Group LLC since 1998. Director and Chairman of the Board of Renwood Mills, LLC since 2016. Director and Managing Member of Renwood Appreciation & Income Fund, LLC since 2016. Director and Managing Member of Homegrown Family Foods since 2019. Previously President of Manildra Milling Corp and Manildra Energy Corp from 1991 through 1998 and Executive Vice President of Dixie Portland Flour Mills Inc. from 1984 to 1990.	2009

The Andersons, Inc. | 2022 Proxy Statement | 7

Director Skills, Experience and Background

The Governance / Nominating Committee considers a variety of factors when presenting the slate of nominees for the Board – these are highlighted in the chart below and listed in detail under the caption “Corporate Governance – Board Meetings and Committees – Governance / Nominating Committee.” The Committee looks at the different skills and experiences that each nominee brings. Following is a Board of Directors Skill Matrix and a Board Diversity Matrix. The Board of Directors Skill Matrix is a summary of each nominee's skills and experience with each mark indicating an experiential strength. This matrix is a high-level summary that is not intended to be an exhaustive list of each director’s skills or contributions to the Board. Further below is a more detailed table of the specific experience, qualifications, attributes or skills that the Governance / Nominating Committee viewed as valuable to our business for the next year. The Board Diversity Matrix sets forth information about the diversity of the Board of Directors in accordance with the recently adopted NASDAQ board diversity disclosure rules. Each of the categories listed below has the meaning as used in NASDAQ Rule 5606(f).

Board of Directors Skill Matrix

Director Qualifications and Experience	Patrick E. Bowe	Michael J. Anderson, Sr.	Gerard M. Anderson	Gary A. Douglas	Stephen F. Dowdle	Pamela S. Hershberger	Catherine M. Kilbane	Robert J. King, Jr.	Ross W. Manire	John T. Stout, Jr.
General Management	•	•	•	•	•	•	•	•	•	•
Finance and M&A	•	•	•	•		•	•	•	•	•
Sales and Marketing	•	•	•	•	•	•		•	•	•
Human Resources	•	•	•	•		•	•	•	•	•
Other Public Company Board		•	•				•	•	•	•
C-Suite Experience	•	•	•	•				•	•	•
Risk Management	•	•	•	•			•	•		•
Business Operations	•	•	•	•					•	•
Agribusiness	•	•		•	•					•

Board Diversity Matrix

Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	8	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

The Andersons, Inc. | 2022 Proxy Statement | 8

Director	Specific experience, qualifications, attributes or skills
Patrick E. Bowe
•Over thirty-five years of experience in the agricultural sector
•As Corporate Vice President for Cargill's Food Ingredient and Systems Platform, responsible for strategy, capital allocation decisions, customer relationship management, as well as leading key sourcing and business excellence initiatives
•Has held a variety of leadership positions, both domestically and abroad, including oversight of Cargill's Corn Wet Milling operation
•Extensive experience in leading large organizations with particular expertise in commodity and futures trading, acquisitions and joint ventures, process improvement, strategic sourcing, capital management, and establishing and maintaining strong customer relationships

Michael J. Anderson, Sr.
•Over forty-year history with the Company including leadership of the Grain business
•Specific expertise in agricultural commodities trading and hedging activities
•Intimate knowledge of all Company businesses
•Experience as a member and chair of other public company boards
•Three years of public accounting experience
•MBA in finance and accounting
•Executive Leadership Program, Harvard Business School

Gerard M. Anderson
•Currently engaged as Chairman and previously Chief Executive Officer and board member of a publicly traded energy company
•Energy industry expertise
•MBA and MPP with a civil engineering undergraduate degree
•Past experience as a consultant with McKinsey and Company

Gary A. Douglas
•Over twenty years of senior management level experience across geographically diverse markets within the United States
•Expertise in the areas of risk management, strategic planning, and operational effectiveness
•Executive Leadership Program, Wharton School of Business
•MBA with emphasis in finance

Stephen F. Dowdle
•Extensive executive leadership and sales experience in the plant nutrient industry
•Wealth of business and agronomy knowledge from more than thirty years in the plant nutrient industry
•Experience as a member of other company boards
•Masters and doctorate degree in agronomy and soil science

Pamela S. Hershberger
•Experience managing the Ernst & Young LLP office in Toledo, Ohio
•Certified public accountant with over thirty years of public accounting experience
•Extensive experience in advising public and private companies on tax, accounting, audit and consulting matters in a variety of industries
•Merger and acquisition experience
•Ernst & Young LLP Executive Program, Kellogg School of Management, Northwestern University

Catherine M. Kilbane
•Fourteen years as Secretary and General Counsel for two large companies, both publicly traded
•Experience with public company regulatory requirements
•Experienced public company director
•Experience in an industry that supplies coating materials used in rail repair
•Attorney with extensive corporate law experience, including: corporate governance, mergers and acquisitions, joint ventures, securities and compliance

Robert J. King, Jr.
•Experience as President & Chief Executive Officer and board member of a publicly traded financial services company
•MBA with a finance undergraduate degree
•Expertise in banking, finance and related risk analysis with extensive senior officer experience with major banking organization
•Experience as a member of other company boards

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Director	Specific experience, qualifications, attributes or skills
Ross W. Manire
•Currently an Advisory Partner to several private equity firms
•Retired Chairman and Chief Executive Officer of a telecommunications company
•Mergers and acquisitions and international business experience
•Experience as a member of other public company boards
•Formerly a partner with an international auditing firm and certified public accountant
•Prior service as Chief Financial Officer of public company
•MBA with economics undergraduate degree

John T. Stout, Jr.
•Currently engaged as Chairman and Chief Executive Officer of a private equity fund that acquires diversified food processing companies and related businesses
•Experience in the financial markets as it relates to the food industry, including analysis of agricultural commodity risk
•Mergers and acquisition experience
•Experience managing companies that consume of wheat, corn, soybeans, rice and other commodities
•Board member for a variety of companies in the food industry
•Elected to Kansas City Federal Reserve Board January 1, 2010 and again on January 1, 2013; previously six years on Kansas City Federal Reserve Board Economic Advisory Committee; served on the Compensation Committee of the Federal Reserve Bank of Kansas City from 2010 to 2015

The Board of Directors recommends a vote FOR the election of the ten directors as presented.

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Corporate Governance

Board Meetings and Committees

Committees of the Board Effective December 31, 2021
Name	Board	Audit	Compensation and Leadership Development	Governance / Nominating	Finance
Michael J. Anderson, Sr.	C
Patrick E. Bowe	X
Gerard M. Anderson	X			X	X
Gary A. Douglas	X	X
Stephen F. Dowdle	X			X	X
Pamela S. Hershberger	X	C	X
Catherine M. Kilbane	X	X		C
Robert J. King, Jr.	X		X		C
Ross W. Manire	X	X	C
John T. Stout, Jr.	X		X		X
C - Chair, X - Member
The Board of Directors held six regular board meetings in 2021. Each director attended 75% or more of the 2021 meetings of the Board, and committees on which each such director served during each director's period of service. We encourage Board members to attend the annual meeting, and, with the exception of Patrick S. Mullin who had reached mandatory retirement age and was not standing for re-election to the Board, all of the Board members at that time attended the 2021 Annual Shareholders Meeting.
The Audit Committee, Compensation and Leadership Development Committee, Finance Committee and Governance / Nominating Committee each have written charters. Copies of such charters are available at www.andersonsinc.com under the Governance tab within the Investor Relations section of the website.
Director Independence: The Board is made up of a majority of independent directors. Each of the Audit, Compensation, Finance and Governance / Nominating Committees is made up entirely of independent members.
An “independent” director is a director who meets the criteria for independence as required by the applicable law and the NASDAQ Corporate Governance Standards for Listed Companies and is affirmatively determined to be “independent” by the Board. The Board has determined that each of the current directors is independent under the corporate governance standards of the NASDAQ, with the exception of Michael J. Anderson, Sr., Chairman and Patrick E. Bowe, President and CEO. Michael J. Anderson, Sr. and Gerard M. Anderson are first cousins. The Board has determined that the relationship does not affect Gerard M. Anderson’s exercise of independent judgment on the Board.
Audit Committee: The Board established the Audit Committee as defined by Section 3(a)(58)A of the Securities Exchange Act of 1934. The Audit Committee is currently comprised of four independent directors (as defined in the NASDAQ Corporate Governance Standards for Listed Companies generally and as applicable to audit committee members) and, among other duties, oversees the accounting and financial reporting process of the Company, appoints the independent registered public accounting firm, reviews the internal audit and external financial reporting of the Company, reviews the scope of the independent audit and considers comments by the independent registered public accounting firm regarding internal controls and accounting procedures and management’s response to those comments. The Audit Committee held four regular meetings in 2021. The Board has determined that Pamela S. Hershberger, Committee Chair and Ross W. Manire, Committee member, are each “audit committee financial experts” as defined in the federal securities laws and regulations.

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Compensation and Leadership Development Committee: The Compensation and Leadership Development Committee, is comprised solely of four independent directors (as defined in the NASDAQ Corporate Governance Standards for Listed Companies generally and as applicable to compensation committee members). The Compensation and Leadership Development Committee reviews the recommendations of the Company’s CEO and Human Resources as to the appropriate compensation, which includes base salaries, short-term and long-term compensation and benefits, of the Company’s officers and determines the compensation of such officers for the ensuing year which it then recommends to the full Board for approval. The CEO compensation is also determined by the Committee and then recommended to the full Board for approval. In addition, under the Company’s 2019 Long-Term Incentive Compensation Plan (the "2019 Plan"), the Committee reviews, approves and recommends to the Board the value of grants of equity-based compensation aggregated for non-officers and individual grants for officers and reviews and approves the “Compensation Discussion and Analysis” appearing in this proxy statement. The Compensation and Leadership Development Committee met three times during 2021. The Committee, by charter, is authorized to retain its own independent compensation consultants and legal counsel. The role of those independent compensation consultants is more fully described in the "Use of Compensation Consultants" section below.
Finance Committee: The Finance Committee is comprised of four independent directors (as defined in the NASDAQ Corporate Governance Standards for Listed Companies) and is charged with monitoring and overseeing the Company’s financial resources, strategies and risks, especially those that are long-term in nature. The Finance Committee met three times in 2021.
Governance / Nominating Committee: The Governance / Nominating Committee is comprised of three independent directors (as defined in the NASDAQ Corporate Governance Standards for Listed Companies). The Governance / Nominating Committee met two times in 2021. The Committee recommends to the Board actions to be taken regarding the Board's structure, organization and functioning, selects and reviews candidates to be nominated to the Board, reports to the Board regarding the qualifications of such candidates, recommends a slate of directors to be submitted to the shareholders for approval, and proposes agenda items and recommendations to meetings of the independent directors (led by the independent Lead Director) without management being present. The Governance / Nominating Committee and other members of the Board identify candidates for consideration by the Committee, and may, if it elects to, engage the services of third party search firms to identify candidates. The Governance / Nominating Committee recommended the election to the Board of each nominee named in this proxy statement.
It is the policy of the Governance / Nominating Committee to consider for nomination as a director any person whose name is submitted by a shareholder, provided that the submission is made prior to December 31 of the year that precedes the next annual meeting of shareholders and provided that the person is willing to be considered as a candidate.
Submission of names by shareholders is to be made to the Secretary of the Company in writing delivered to the Company’s principal executive offices in Maumee, Ohio. The Secretary, in turn, submits the names to the Chair of the Governance / Nominating Committee. The shareholder’s notice must set forth all information relating to any nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Act of 1934, as amended (including, if so required, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). Additionally, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the notice must provide the name and address of such shareholder and beneficial owner and the class and number of shares of the Company which are owned beneficially and of record by such shareholder and beneficial owner.

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Each candidate for director (no matter how nominated) is evaluated on the basis of his or her ability to contribute expertise to the businesses and services in which the Company engages, to conduct himself or herself in accordance with the Company’s Statement of Principles, and to contribute to the mission and greater good of the Company. The candidate’s particular expertise, as well as existing Board expertise, is taken into consideration. A candidate’s “independence,” as defined by applicable stock exchange regulations and any other applicable laws, and the Board’s ratio of independent to non-independent directors are also taken into consideration. Preferences, qualifications and specific qualities or skills considered necessary for one or more of the directors to possess include, but are not limited to, the following:
•Able to serve for a reasonable period of time
•Multi-business background preferred
•Successful career in business preferred
•Active vs. retired preferred
•Audit Committee membership potential
•Strategic thinker
•Leader / manager
•Agribusiness background, domestic and international
•Transportation background
•Brand marketing exposure

The Committee seeks nominees who provide a diverse set of backgrounds, skills, experiences and viewpoints who will contribute expertise to the Board, conduct themselves in accordance with the Company’s Statement of Principles and strong ethical behavior, and share their diverse skills and experiences for the greater good of the Company. Because the Company consists of diverse businesses, we highly value differing viewpoints shared in the pursuit of Board actions that best balance the objectives of our customers, employees, shareholders and communities.
The Board has adopted a policy not to nominate for re-election to the Board any member reaching the age of 72 prior to the annual meeting.
Board Leadership Structure: The Board has determined to separate the positions of CEO and Chairman. Michael J. Anderson, Sr. has served as Chairman of the Board of Directors since 2009. The Board considers Mr. Anderson's experience on two other public company boards, as well as his extensive prior experience with the Company, to provide a unique resource that will serve the Company well. As Chairman, Mr. Anderson chairs meetings of the Board, sets Board meeting agendas, has authority to call meetings of the Board and serves as liaison with management of the Company. However, Mr. Anderson is not an independent Board member, and, for that reason, the Board has established the position of an independent Lead Director.
The Lead Director is chosen by the independent directors of the Board. The Lead Director chairs meetings of the independent directors, chairs the Governance / Nominating Committee, approves Board meeting agendas and the information available to the Board, has the authority to call meetings of the independent directors, and serves as liaison with the Chairman. In performing these functions, the Lead Director has the responsibility and authority to set the agenda and manage the meetings of the independent directors, to communicate their interests to the Chairman and to the CEO, and to assert any other concerns for the benefit of the stockholders, and in so doing serve as an institutional counterweight to the Chairman and CEO.
In 2017, the Board first designated Catherine M. Kilbane as Lead Director of the Board. The Board expects to re-designate Catherine M. Kilbane as Lead Director of the Board at its May 2022 meeting.
Board Oversight of Risk: The Board is responsible for overseeing risk management for the Company. It has delegated to each of the Audit Committee, the Finance Committee, the Compensation and Leadership Development Committee and the Governance / Nominating Committee, certain of its responsibilities in this area. For example, the Audit Committee has the oversight responsibility for the integrity of the Company’s financial statements and its financial reporting process, as well as its systems of internal accounting and financial controls, cyber-security concerns, and the performance of the Company’s internal audit function and independent auditor. The Finance Committee has responsibility for risks relating to capital markets including interest rate volatility and access to capital, counterparties, product liability, price volatility and general industry market risks. The Compensation and Leadership Development Committee has responsibility for reviewing the Company’s compensation policies to ensure that these policies are not reasonably likely to create undue risk to the Company. The Governance / Nominating Committee has responsibility for oversight of the Company’s ethics policies, including the Company’s Standards of Business Conduct, board succession and regulatory / legislative issues. The Governance / Nominating Committee also has oversight responsibility for the Company's environmental, social, and governance ("ESG") activities and practices.

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Although the Board has delegated certain responsibilities for risk management to its Committees, the Board retains overall responsibility for this duty. Each Committee Chair reports to the Board matters discussed or reviewed at Committee meetings. Although the Board oversees the Company’s risk management, company management is responsible for day-to-day risk management processes and provides regular updates to the Board and its Committees.
Executive Sessions of the Board: Our independent directors meet in executive session at each Board meeting. Our independent Lead Director chairs these executive sessions.
Shareholder Communications to Board: Shareholders may send communications to the Board by writing any of the Company's officers, or Christine M. Castellano, Executive Vice President, General Counsel & Corporate Secretary at the Company’s principal executive offices at its Maumee, Ohio address or by calling any officer at 419-893-5050 or 800-537-3370. All appropriate shareholder communications addressed to the Board will be forwarded directly to the Board members.

Corporate Governance Guidelines: A copy of the Company’s Corporate Governance Guidelines may be found in the Company’s website under the under the Governance tab within the Investor Relations section of the website.

Code of Ethics
The Company has adopted Standards of Business Conduct that apply to all employees, including the principal executive officer, principal financial officer and the principal accounting officer. These Standards of Business Conduct are available on the Company’s website (www.andersonsinc.com) under the Governance tab within the Investor Relations section of the website. To the extent disclosure would be required by Item 5.05 of Form 8-K, the Company will post amendments to, or waivers, if any, from, its Standards of Business Conduct as relates to the Company’s CEO, Chief Financial Officer ("CFO") and Corporate Controller on its website.

ESG Highlights and Oversight

Environmental

In 2021, the Company hired a full-time professional with a strong background in both ESG and the agricultural sector. Under his guidance, the Company calculated its Scope 1 and Scope 2 carbon footprint for greenhouse gas emissions. The results were published in its 2021 Sustainability Review, which may be found under the Governance tab within the Investor Relations section of the Company's website. In order to develop these carbon footprint calculations, the Company continues to participate in the Supplier Leadership on Climate Transformation ("LoCT"), in partnership with Guidehouse.

The next 10 years are expected to be innovative for agriculture, and the Company is uniquely positioned to be a part of the important conversation on agricultural sustainability, along with trusted farmer suppliers and key customers. In the fall of 2021, the Company became a member of Field-to-Market™: The Alliance for Sustainable Agriculture, to better facilitate the work and growth of relationships with the suppliers, customers, and influencers within its supply chain and to leverage the analytics offered by the FieldPrint™ Calculator. The Company engaged in sustainable sourcing pilot projects with customers and select farmer suppliers to better understand how sustainable production metrics can increase value to farmers and customers. As the Company’s ESG program continue to grow, the Company believes that it will be able to position existing products within the context of its environmental metrics and create new and innovative low carbon food, feed, and fuel solutions.

Social

The Company has always valued the communities where it lives and works, and is dedicated to giving time, talent and treasure to those communities. Over the years, the Company, directly, and through its foundation, has made charitable donations in more than 100 communities in over 20 states. The Company's gift match program provides dollar-for-dollar matching for each employee of up to $1,000 of charitable donations in a calendar year. The Company also encourages and facilitates employee volunteer activities and service on boards of not-for-profit entities. The Company strives to act in accordance with its Statement of Principles, which may be found under the Governance tab within the Investor Relations section of the Company's website.

A safe work environment is a priority at The Andersons. The Company continues to implement its safety programs, with an emphasis on preventing serious injuries and fatalities ("SIFs"). To help drive a culture of learning and proactivity, the Company works to identify SIF conditions, investigate all incidents and near-misses, especially of SIF nature, to understand the underlying root causes and contributing factors, and to develop corrective actions.
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In 2021, the Company conducted an employee engagement survey, and supervisors began developing action plans to address the results. Our focus is to maintain a culture that supports and encourages a healthy lifestyle and to provide a high-quality compensation and benefits package that is truly valued by our employees. In addition to these benefits, we also offer our employees various services and opportunities that foster growth and development, financial stability and a rewarding work experience such as tuition reimbursement, training and retirement planning.

In 2021, supervisory employees participated in training on implicit bias. We encourage, value and leverage the differences in people and perspectives to make the Company better.

Governance

The Governance / Nominating Committee is tasked with ESG oversight. The Company has published its Corporate Governance Guidelines which may be found under the Governance tab within the Investor Relations section of the Company’s website.

In addition to the Statement of Principles, the Company’s relationships are governed by a robust set of written policies applicable to employees, contractors, customers, visitors, vendors and other third parties. The Standards of Business Conduct and Response Program sets forth the ethical standards of behavior for employees and third parties doing business with the Company. It includes topics such as conflicts of interest, supplier relations, confidentiality, fair competition, intellectual property rights and fraud. The policy includes the procedures for reporting concerns, including the ability to report anonymously through a third-party ethics hotline.

The Harassment Free Workplace Policy prohibits harassment and discrimination based on race, age, disability and other characteristics protected under state and federal law and provides for equal employment opportunity for all. Mandatory annual training is provided to all supervisors. New in 2021, the Company issued its Human Rights Policy which specifically addresses human rights, fair employment, anti-slavery and human trafficking.

Certain Relationships and Related Party Transactions
The Board has practices and procedures to address potential or actual conflicts of interest and any appearance that decisions are based on considerations other than the best interests of the Company that may arise in connection with transactions with certain persons or entities, which include the completion of annual written questionnaires requiring disclosure of potential conflict situations, financial transactions, and annual affirmation of compliance with the Company’s Standards of Business Conduct and Statement of Principles (the “Related Person Transaction Policy”). The Related Person Transaction Policy operates in conjunction with the Company’s Standards of Business Conduct and is applicable to all transactions, arrangements or relationships in which: (a) the aggregate amount involved is material to the individual, and in any event, to any transaction in which the amount may be expected to exceed $120,000 in any calendar year; (b) the Company is a participant; and (c) any Related Person (as that term is defined in Item 404 under Regulation S-K of the Securities Act of 1933, as amended) has or will have a direct or indirect interest (a “Related Person Transaction”).
All directors and officers complete annual questionnaires regarding their stockholdings and transactions which may possibly be regarded as involving related parties.
Consistent with prior years, John T. Stout, who serves as a director, member of the Compensation and Leadership Development Committee and member of the Finance Committee, is Chairman of the Board, and with immediate family members, a greater than 5% owner, of Renwood Mills, LLC ("Renwood Mills"), in which the Company has an indirect, minority interest of approximately 7.5%. John T. Stout is also a Managing Member of Renwood Appreciation & Income Fund, LLC of which the Company is a limited partner. Renwood Mills purchased approximately $8.0 million of grain from and sold approximately $0.2 million of millfeed to the Company in 2021. The amounts received from such transactions by the Company and Renwood Mills, respectively, are below thresholds established by NASDAQ as standards for director non-independence. The Board has determined that such transactions will not interfere with Mr. Stout's ability to serve as an independent director.
There were no other Related Person Transactions with an officer or director for the year ended December 31, 2021.
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Audit Committee Report
The Audit Committee of The Andersons, Inc. Board of Directors operates under a written charter. In June 2021, the Committee was reappointed with four independent directors. The Audit Committee appoints, establishes fees to, reviews audit scope and plan for, pre-approves non-audit services provided by, and evaluates the performance of, the Company’s independent registered public accounting firm. The Audit Committee’s appointment of the Company’s independent registered public accounting firm is presented to the shareholders in the annual proxy statement for ratification.
Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm is responsible for performing an audit of the consolidated financial statements of the Company in accordance with standards established by the Public Company Accounting Oversight Board (“PCAOB”) and assessing the effectiveness of the Company’s internal controls over financial reporting and for issuing their reports. The Audit Committee is responsible for monitoring and overseeing these processes.
In this context, the Audit Committee has reviewed the Company's audited financial statements and has met and held separate discussions with management, the Company’s internal audit director (or equivalent) and the independent registered public accounting firm regarding such financial statements. Management represents to the Audit Committee that the consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee reviewed management's report on their review of the system of internal control over financial reporting, including the independent registered public accounting firm's report on the design and operating effectiveness of internal controls. The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed by PCAOB Auditing Standard 1301, Communications with Audit Committees, and reviewed all material written communications between the independent registered public accounting firm and management.
The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.
The Audit Committee has also reviewed the services provided by the independent registered public accounting firm (as disclosed below under the caption “Audit and Other Fees”) when considering their independence.
Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
Pamela S. Hershberger (chair), Catherine M. Kilbane, Ross W. Manire and Gary A. Douglas

Use of Compensation Consultants
In 2021, the Compensation and Leadership Development Committee of the Board of Directors retained Semler Brossy Consulting Group as its own independent adviser. The consultant continues to act as an independent adviser to the Committee in connection with 2022 executive compensation for executive officers and non-employee independent directors.
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Compensation / Risk Relationship
Company management has reviewed the compensation programs established for all employees and determined that certain aspects of our incentive programs may encourage the taking of undue risk positions, but that such situations are infrequent and mitigated by compensating controls. In all cases, the Company believes that it has appropriate mitigating controls and that compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. The results of this review are discussed below:
(a)Annual Incentive Plan. The Company’s annual cash compensation program for management ("AIP") is based on one year of pretax income, return on invested capital ("ROIC") and free cash flow ("FCF") performances, adjusted to remove certain non-operating items, as described in the 2021 Financial Performance Highlights section below. By measuring only one year of income results, an incentive can be created to maximize short-term, same year profits by making unwise credit decisions which might increase long-term counterparty risk. This incentive is mitigated by the following: (i) the Company caps AIP short-term incentive compensation at two times the targeted amount for each position; (ii) the Company’s Vice President, Treasurer must establish all credit limits above any material size (varies by business group); (iii) Company officers who participate in AIP also participate in the Company’s long-term equity compensation program, which is coupled with equity retention requirements; (iv) losses in subsequent years from imprudent credit decisions will reduce compensation in such subsequent years; and (v) the Company’s use of three different metrics limits the ability to significantly manipulate a payout. In 2014, we adopted a policy requiring the repayment or “clawback” of excess cash or equity based compensation where the payments were based on the achievement of financial results that were subsequently the subject of a financial restatement from each executive officer of the Company (where misconduct is the cause of the restatement) and also the Controller of the business unit involved in the restatement. If this policy proves to be incompatible with final rules adopted by the SEC implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, (and, in turn, implemented by NASDAQ listing rules), we will adjust our policy accordingly.

(b)Performance Share Units. Company officers receive Performance Share Units ("PSUs") that vest based upon service and performance which is measured by three years of cumulative diluted earnings per share on a rolling basis. Company officers also receive PSUs that vest based upon relative total shareholder return ("rTSR") over a three-year period. Absent mitigating controls to monitor equity transactions and manage the Company’s leverage, these awards might otherwise induce actions to be taken to improve Company earnings per share results by creating a riskier balance sheet position by increasing the Company’s leverage or through the use of cash to purchase shares on the open market. The PSU award criteria might also encourage aggressive acquisition strategies, under which the Company might incur imprudent amounts of debt to finance riskier acquisitions in order to increase short-term earnings per share and thereby increase PSU awards. This incentive is mitigated by the following controls: (i) the Company caps PSU vesting at two times the targeted amount for each position; (ii) acquisitions of any significance require the approval of the CEO and the Board of Directors; (iii) officers have equity retention requirements, which would be negatively impacted by transactions with large inherent risk; and (iv) the Company’s leverage is managed within set guidelines by the CEO and the CFO, within levels approved by the Board of Directors.

(c)Non-qualified stock options. From time to time, the Company may award non-qualified stock options ("Options") to certain Company officers. Options are awards which grant the rights to acquire a certain number of shares of Company stock at the market price on the date of grant for an established term - typically five or more years. The rights to acquire such shares vest to the recipient according to a schedule defined in the terms of the grant agreement. Options present a long-term incentive to executives with the choice of when to exercise the right to acquire the shares under the terms of the grant agreement. In this respect, Options encourage executives to enter into transactions with long-term risks which may result in short-term gains in stock price at the expense of the Company’s long-term financial performance. The temptation to engage in such transactions is mitigated by the following controls: (i) major transactions which might affect short-term stock price require the approval of the CEO and the Board, and (ii) our internal criteria for approving major investments considers several factors, including adjustments to hurdle rates so that riskier investments require higher returns, making approval more difficult to achieve.

(d)Restricted Share Awards. Restricted Share Awards (“RSAs”) are shares of Common stock delivered at grant date that vest over a three-year period. The main objective of RSAs is to promote retention. To a lesser extent, they also create focus on share price and alignment with shareholders, and the Company does not feel this is significant enough to encourage the taking of undue risk positions.

(e)Other. The Company has other group specific sales incentive plans which are managed within each business group. The President of Trade & Processing is currently the only NEO eligible for one of these sales incentive plans. Some of the risk-mitigating factors for these plans include: (i) exclusion impact of unrealized gains and losses, lowering incentive to fraudulently set bids at period end; (ii) decentralized nature of profit centers metrics, decreasing the risk of material fraud; and (iii) monthly reviews of preliminary calculations by senior group leadership and profit center managers.
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Executive Officers

The information is furnished pursuant to Instruction 3 to Item 401(b) of Regulation S-K. The executive officers of The Andersons, Inc., their positions and ages (as of February 28, 2022) are presented in the table below.

Name	Position	Age	Year Assumed

Patrick E. Bowe	President and Chief Executive Officer Corporate Vice President, Food Ingredients and Systems (Cargill)	63	2015 2007
Christine M. Castellano	Executive Vice President, General Counsel & Corporate Secretary Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer (Ingredion Incorporated)	56	2020 2012
Michael T. Hoelter	Vice President, Corporate Controller and Investor Relations Corporate Controller Assistant Corporate Controller Grain Group Controller	39	2021 2019 2017 2015
William E. Krueger	President, The Andersons Trade and Processing President, The Andersons Trade Group President and Chief Executive Officer (Lansing Trade Group, LLC)	55	2020 2019 1995
Joseph E. McNeely	President, The Andersons Nutrient and Industrial President, The Andersons Rail Group President and Chief Executive Officer (FreightCar America, Inc.)	57	2020 2017 2013
Anne G. Rex	Vice President, Strategy, Planning and Development Vice President and Corporate Controller Assistant Corporate Controller	57	2019 2012 2002
Brian A. Valentine	Executive Vice President and Chief Financial Officer Senior Vice President and Chief Financial Officer Corporate Vice President and Chief Financial Officer (The Lubrizol Corporation)	52	2020 2018 2011
Brian K. Walz	Vice President, Treasurer Senior Director, Corporate Strategy and Development Vice President (Lansing Trade Group, LLC)	52	2019 2019 2010

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Amended and Restated 2019 Long-Term Incentive Compensation Plan

Overview

At the Annual Meeting, our shareholders will be asked to approve an amendment and restatement of the 2019 Long-Term Incentive Compensation Plan ("2019 Plan"). The primary purpose of amendment to the 2019 Plan is to authorize an additional 4,715,000 common shares for grants of awards under the 2019 Plan.

In addition, the amended and restated 2019 Plan will revise the so-called “fungible share pool” so that “full-value” awards (stock-based awards other than stock options and SARs) are counted against the authorized share reserve at an accelerated rate of two shares, while stock options and SARs will continue to reduce the share reserve by one share for every share granted. Previously all full-value awards were counted as three shares per share granted. We are making this adjustment to the fungible share ratio to more accurately reflect the current relative economic value of stock options and SARs relative to full-value shares. Full-value awards granted prior to the effective date of the amended and restated 2019 Plan (expected to be May 6, 2022, if this proposal is approved by our shareholders) will continue to be counted against the authorized share reserve at the former three to one rate. However, if any full-value awards outstanding as of such date are for any reason canceled, the shares covered by such awards will be returned to the plan and be available for future grant at the revised two to one rate.

The 2019 Plan was initially approved by the Board on February 22, 2019 and adopted by shareholders on May 10, 2019. As currently in effect, the 2019 Plan authorizes the issuance of 2,300,000 common shares, plus shares that were available under our prior plan ("2014 Plan") as of the effective date of the 2019 Plan and shares that were underlying outstanding awards under the prior plan as of the effective date of the 2019 Plan that subsequently lapsed or settled in cash or property other than common shares. As of December 31, 2021, there were 241,817 common shares remaining available for grants of awards under the 2019 Plan.

At the time the 2019 Plan was adopted by our shareholders, we estimated that the number of shares authorized would last a minimum of three years and that we expected to ask our shareholders to approve an additional share authorization prior to depletion. The purpose of the amendment and this proposal is to seek such additional share authorization. If shareholders approve the amendment and restatement of the 2019 Plan, based on historical practice and current conditions and assumptions, we estimate that the additional share authorization would last approximately five (5) to six (6) years. If shareholders approve the amended and restated 2019 Plan, it will become effective on May 6, 2022. If shareholders do not approve the amended and restated 2019 Plan, the 2019 Plan would remain in effect, but our ability to grant additional awards would be very constrained due to the limited remaining shares authorized.

The purposes of the 2019 Plan are to:

a.enhance the profitability and value of the Company for the benefit of its shareholders, by providing equity ownership opportunities to key personnel so their interests align with those of our shareholders;
b.enable the Company to offer eligible individuals cash and stock‑based incentives in order to attract, retain and reward such individuals; and
c.strengthen the mutuality of interests between such individuals and the Company's shareholders.

Under the 2019 Plan, the Company may grant:

a.stock options;
b.stock appreciation rights (“SARs”);
c.restricted stock;
d.performance awards; and
e.other stock-based and cash-based awards.

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Determination to Approve the Amended and Restated 2019 Plan

In determining to approve the amended and restated 2019 Plan, the Compensation & Leadership Development Committee and our Board considered, among other things the following:

a.Anticipated needs for additional shares for purposes of incentive compensation, considering the years the previous authorization and prior plans met the Company's needs, and estimates for the Company’s needs over the next approximately five (5) to six (6) years;
b.Expected employee participation and eligibility levels projected over this timeline;
c.Growth levels of our business and employee compensation; and
d.Impact of mergers, acquisitions and divestitures on future participation.

The 2019 Plan Conforms to Best Practices

The Company believes the 2019 Plan contains many best practices for the issuance of incentive equity, including:

a.It is administered by a committee of the Board comprised entirely of independent directors;
b.It sets a reasonable, fixed number of shares authorized for issuance with no evergreen feature, which will require us to ask our shareholders to approve an additional share authorization prior to depletion;
c.It utilizes a so-called “fungible share pool” design, pursuant to which “full-value” awards (stock-based awards other than stock options and SARs) are counted against the authorized share reserve at an accelerated rate (with each share underlying such an award reducing the share reserve by two shares) compared to stock options and SARs (with each share underlying such an award reducing the share reserve by one share);
d.It requires stock options and SARs be granted with an exercise price or grant price of at least 100% of the fair market value of the option shares on the grant date;
e.It does not include “liberal” share recycling provisions, so that shares withheld to pay taxes or to exercise options and SARs are not returned to the plan for future awards;
f.It prohibits option and SAR repricing without shareholder approval;
g.It includes minimum vesting provisions providing for vesting no sooner than twelve (12) months from the grant date and, with respect to performance awards, performance periods of no less than twelve (12) months, subject to certain exceptions, including with respect to a maximum of five percent (5%) of the aggregate share reserve;
h.It does not provide for automatic acceleration of outstanding equity awards in the event of a Change in Control if such equity awards continue, or are assumed or substituted for by the successor organization;
i.It provides maximum limits on the number of awards that can be granted to any non-employee director in any year;
j.It subjects all awards granted under the plan to the Company’s recoupment policy, as in effect from time to time (see Compensation Recoupment Policy on page 48); and
k.It provides that no dividend equivalents may be paid on stock options or SARs, and with respect to other awards, unless otherwise provided in an award agreement, if dividends or dividend equivalents are to be paid, they will only be paid if and when the award vests.

Overhang and Burn Rate

The Company believes in effectively managing its equity compensation programs while minimizing shareholder dilution. For this reason, the Company and the Compensation & Leadership Development Committee consider both the Company’s “overhang” and “burn rate” in evaluating the impact of grants under our long-term incentive plans on our shareholders.

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Overhang

Overhang is generally calculated as the sum of all equity awards outstanding plus shares available for future grant under a plan, divided by common shares outstanding plus the sum of all equity awards outstanding plus shares available for future grant under a plan. The following table sets forth certain information with respect to overhang as of December 31, 2021, unless otherwise noted, with respect to the Company’s equity compensation plans:

Stock Options/SARs Outstanding	141,910
Weighted Average Exercise Price of Stock Options/SARs Outstanding	$35.40
Weighted Average Remaining Term of Stock Options/SARs Outstanding	0.84
Full Value Awards Outstanding (1)	773,899
Shares Remaining Available for Future Awards under 2019 Plan	241,817
Additional Shares Requested	4,715,000
Proposed Shares To be Available for Future Awards under Amended and Restated 2019 Plan	4,956,817
Common Shares Outstanding	33,471,355
(1) Consists of 387,318 restricted stock awards and 386,581 performance share unit awards at target. This differs from the presentation of performance share unit awards at maximum in Note 15 to the Company’s audited financial statements included in the 2021 Form 10-K, Item 8.

If the amended and restated 2019 Plan is approved, applying the fungible share pool provisions under the plan, as of December 31, 2021, the total fully-diluted overhang, assuming that the entire remaining available share reserve is granted in full-value awards, would be 10.1% and the total fully-diluted overhang, assuming the remaining available share reserve is granted in options and SARs only, would be 15.8%. The Company’s recent historical practice has been to grant only full-value awards which, if continued, would result in the lower overhang level. Accordingly, our Compensation & Leadership Committee believes that the proposed increase to the share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.

As of December 31, 2021, the closing price of our common shares on the NASDAQ Global Select Market was $38.71 per share.

Burn Rate

Burn rate is calculated as the number of shares granted divided by the weighted average number of shares outstanding, and generally demonstrates the dilutive impact of our equity award program. The table below provides a summary of our burn rate for each of the last three years and the three-year average under the 2019 Plan, together with shares issued under The Andersons, Inc. Lansing Acquisition 2018 Inducement and Retention Award Plan (the "Inducement Plan") as part of the acquisition of Lansing Trade Group, LLC ("LTG").

	2021	2020	2019
Time-Vested Restricted Stock Awards Granted	192,386	283,034	766,708
Performance Share Units Vested (1)	—	—	4,214
Weighted Average Common Shares Outstanding	33,471,355	32,987,482	32,636,041
Burn Rate	0.57%	0.86%	2.36%
3-Year Average Burn Rate			1.26%
(1) With respect to performance share units in the table above, we have calculated the burn rate based on the applicable number of shares vested each year. For reference, performance share units granted at target during the foregoing three-year period were as follows: 148,882 shares in 2021, 202,688 shares in 2020 and 123,419 shares in 2019. See Note 15 to the Company’s audited financial statements included in the 2021 Form 10-K, Item 8 for more information.

The historical burn rate and the potential dilution described above may not be indicative of what the actual amounts will be in the future.

The Andersons, Inc. | 2022 Proxy Statement | 21

New Plan Benefits

No awards that are conditioned on shareholder approval of the amended and restated 2019 Plan proposal have been approved. Because benefits under the 2019 Plan are discretionary and will depend on the actions of the Compensation & Leadership Development Committee, the performance of the Company, the value of our shares and other factors, it is not possible to determine the benefits that will be received if shareholders approve the amended and restated 2019 Plan or that would have been received in our last fiscal year had the amended and restated 2019 plan been in effect.

Description of the Amended and Restated 2019 Long-Term Incentive Compensation Plan

The 2019 Plan, as proposed to be amended and restated, provides for grants of stock options, SARs, restricted stock, other stock-based awards, other cash-based awards and performance awards. Directors, employees and consultants of the Company and its subsidiaries and affiliates are eligible for grants under the 2019 Plan. The purpose of the 2019 Plan is to provide incentives that will attract, retain and motivate high performing personnel by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or compensation based on their performance in fulfilling their personal responsibilities.

Set forth below is a summary of the material terms of the 2019 Plan as proposed to be amended and restated. This summary is qualified in its entirety by the terms and conditions of the 2019 Plan as proposed to be amended and restated, a copy of which is attached hereto as Appendix A.

Administration. The 2019 Plan is administered by the Compensation & Leadership Development Committee of our Board. Among the Compensation & Leadership Development Committee’s powers is the ability to determine the form, amount and other terms and conditions of awards; clarify, construe or resolve any ambiguity in any provision of the 2019 Plan or any award agreement; amend the terms of outstanding awards; and adopt such rules, forms, instruments and guidelines for administering the 2019 Plan as it deems necessary or proper. The Compensation & Leadership Development Committee has authority to administer and interpret the 2019 Plan, to grant discretionary awards under the 2019 Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of common shares to be covered by each award, to make all other determinations in connection with the 2019 Plan and the awards thereunder as the Compensation & Leadership Development Committee deems necessary or desirable and to delegate authority under the 2019 Plan to our executive officers.

Available Shares. The aggregate number of common shares which may be issued under the 2019 Plan or with respect to which awards may be granted may not exceed 7,015,000 shares, plus unused shares from the 2014 Plan that were available as of May 10, 2019, the initial effective date of the 2019 Plan. The number of shares available for issuance under the 2019 Plan may be subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the outstanding common shares. In the event of any of these occurrences, we may make any adjustments we consider appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the plan or covered by grants previously made under the plan. The shares available for issuance under the plan may be, in whole or in part, either authorized and unissued common shares or common shares held in or acquired for our treasury.

In applying the available share limitations under the 2019 Plan, each stock option or SAR will count as one share against the limit. Each restricted stock award, performance award, other stock-based award or any other award denominated in shares will count as two shares against the limit for each share underlying or delivered in connection with such award (provided, that any award of a type referenced in this sentence and granted prior to effective date of the amendment and restatement of the 2019 Plan, anticipated to be May 6, 2022, if approved by shareholders at the Annual Meeting, will count against this limit as three shares for each share underlying or delivered in connection with such award). In general, if awards under the 2019 Plan or that were outstanding under the 2014 Plan as of May 10, 2019 are for any reason canceled, or expire or terminate unexercised, the shares covered by such awards may again be available for the grant of awards under the 2019 Plan. Any cancelled, expired or terminated awards will be returned to the plan at the same rate deducted from the plan reserve in accordance with the foregoing counting rules. Any shares that are withheld or tendered for taxes or the exercise price (including by net exercise) will be treated as having been issued and will not be available for future grant under the 2019 Plan. Any award settled in cash, other than cash-settled SARs, will not be counted against the foregoing available share limitations.

The maximum number of shares with respect to which incentive stock options may be granted under the 2019 Plan is 1,000,000.

The Andersons, Inc. | 2022 Proxy Statement | 22

Eligibility for Participation. Employees, non-employee directors and consultants of the Company or any of our subsidiaries and affiliates are eligible to receive awards under the 2019 Plan. As of March 2, 2022, we had approximately 2,362 employees and nine (9) non-employee directors who would be eligible for awards under the 2019 Plan; however, according to our current eligibility criteria that we apply based the minimum organization level required for participation, as of such date there were only approximately 79 employees and nine (9) non-employee directors eligible to participate.

The maximum grant date fair value of awards which may be granted to any individual non-employee director in any one year, together with cash fees paid to such director for services in the year, is $500,000.

Minimum Vesting. Except with respect to a maximum of 5% of the aggregate number for shares authorized under the 2019 Plan, subject to adjustment as described above, no award payable in shares (other than a substitute award and other than an award to a non-employee director that vests at the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year's annual meeting or that a non-employee director elects to receive in shares at fair market value in lieu of cash compensation) may provide for vesting sooner than twelve months after grant or, with respect to performance awards, have a performance period of less than twelve months, other than in connection with a change in control or in the event of the death or disability of a participant.

Award Agreement. Awards granted under the 2019 Plan are evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards, as determined by the Compensation & Leadership Development Committee.

Stock Options. The Compensation & Leadership Development Committee may grant nonqualified stock options to eligible individuals and incentive stock options only to eligible employees. The Compensation & Leadership Development Committee will determine the number of common shares subject to each option, the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a ten percent shareholder, the exercise price, the vesting schedule, if any, and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a common share at the time of grant or, in the case of an incentive stock option granted to a ten percent shareholder, 110% of such share’s fair market value. Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation & Leadership Development Committee at grant.

Stock Appreciation Rights. The Compensation & Leadership Development Committee may grant stock appreciation rights, which we refer to as SARs. A SAR is a right to receive a payment in common shares or cash, as determined by the Compensation & Leadership Development Committee, equal in value to the excess of the fair market value of one common share on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed ten years. The exercise price per share covered by a SAR will not be less than the fair market value of a common share at the time of grant.

Restricted Stock. The Compensation & Leadership Development Committee may award shares of restricted stock. Except as otherwise provided by the Compensation & Leadership Development Committee in the award agreement with respect to an award of restricted stock, (a) the recipient has no rights of a shareholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock or the right to tender such shares until fully vested and (b) the payment of any dividends will be on a deferred basis conditioned upon vesting. Recipients of restricted stock are required to enter into a restricted stock agreement with us that states the vesting periods, any restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

Other Stock-Based Awards. The Compensation & Leadership Development Committee may grant other stock-based awards that are payable in, valued in whole or part by reference to, or otherwise based on or related to our shares. Other stock-based awards may include, without limitation, stock equivalent units, restricted stock units and performance stock units, which we refer to collectively as stock units. Stock units generally entitle the participant to receive, at the end of the restriction period and subject to any performance goals, a share or cash equal to the fair market value thereof. The Compensation & Leadership Development Committee may determine the terms and conditions of any other stock-based awards, which may include the achievement of certain minimum performance goals and/or a minimum vesting period. Unless otherwise determined by the Compensation & Leadership Development Committee at the time of grant or in the award agreement, recipients of other stock-based awards will not be able to receive dividends or dividend equivalents until the award vests, with any payments deferred and conditioned on vesting.

The Andersons, Inc. | 2022 Proxy Statement | 23

Other Cash-Based Awards. The Compensation & Leadership Development Committee may grant awards payable in cash. Cash-based awards will be in such form, and dependent on such conditions, as the Compensation & Leadership Development Committee will determine, including, without limitation, being subject to the satisfaction of vesting conditions or awarded purely as a bonus and not subject to restrictions or conditions.

Performance Awards. The Compensation & Leadership Development Committee may grant performance awards payable upon the attainment of one or more specified performance goals. Unless otherwise determined by the Compensation & Leadership Development Committee at the time of grant or in the award agreement, recipients of performance awards will not be able to receive dividends or dividend equivalents until the award vests based on attainment of performance goals, with any payments deferred and conditioned on such vesting.

Performance Goals. Performance awards may be granted, vest and be paid based on attainment of one or more specified performance goals established by the Compensation & Leadership Development Committee. These performance goals may be based on the attainment of a certain target level of, or a specified increase or decrease in various measures approved by the Compensation & Leadership Development Committee, including without limitation: (1) earnings per share; (2) operating income; (3) income before taxes; (4) net income; (5) cash flow; (6) gross profit; (7) gross profit return on investment; (8) gross margin return on investment; (9) gross margin; (10) operating margin; (11) working capital metrics or ratios; (12) earnings before interest and taxes; (13) earnings before interest, tax, depreciation and amortization; (14) return on equity; (15) return on assets; (16) return on capital; (17) return on invested capital; (18) net revenues; (19) gross revenues; (20) annual recurring revenues; (21) recurring revenues; (22) license revenues; (23) sales or market share; (24) employee engagement or turnover; (25) customer satisfaction; (26) total stockholder return; (27) economic profit or economic value added; (28) specified objectives with regard to limiting the level of increase in all or a portion of our bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of cash balances and other offsets and adjustments as may be established by the Compensation & Leadership Development Committee; (29) the fair market value of a share of our common stock; (30) the growth in the value of an investment in our common stock assuming the reinvestment of dividends; or (31) control of or reduction in operating expenses.

The Compensation & Leadership Development Committee may also exclude the impact of an event or occurrence which the Compensation & Leadership Development Committee determines should be appropriately excluded, such as (1) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges; (2) an event either not directly related to our operations or not within the reasonable control of management; or (3) a change in accounting standards required by generally accepted accounting principles.

Performance goals may also be based on an individual participant’s performance goals, as determined by the Compensation & Leadership Development Committee.

In addition, all performance goals may be based upon the attainment of specified levels of our performance, or the performance of a subsidiary, division or other operational unit, under one or more of the measures described above relative to the performance of other corporations. The Compensation & Leadership Development Committee may also designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

Change in Control. In the event of a Change in Control of the Company (as defined in the 2019 Plan), and except as otherwise provided by the Compensation & Leadership Development Committee in an award agreement, a Participant’s unvested award shall not vest automatically. Such awards may be, in the discretion of the Compensation & Leadership Development Committee, (1) assumed and continued or substituted in accordance with applicable law; or (2) purchased by us for an amount equal to the excess of the price of a common share paid in a change in control over the exercise price of the awards (and if there shall be no such excess, awards may be canceled for no consideration). Notwithstanding any other provision to the contrary, the Compensation & Leadership Development Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an Award in connection with a Change in Control or at any other time.

Amendment and Termination. Notwithstanding any other provision of the 2019 Plan, our Board may at any time amend any or all of the provisions of the 2019 Plan, or suspend or terminate it entirely, retroactively or otherwise, subject to shareholder approval in certain instances; provided, however, that, unless otherwise required by law or specifically provided in the 2019 Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant.

The Andersons, Inc. | 2022 Proxy Statement | 24

Transferability. Awards granted under the 2019 Plan generally are nontransferable, other than by will or the laws of descent and distribution, except that the Compensation & Leadership Development Committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Recoupment of Awards. The 2019 Plan provides that awards granted under the 2019 Plan are subject to any recoupment policy that we may have in place or any obligation that we may have regarding the clawback of “incentive-based compensation” under the Securities Exchange Act of 1934 or under any applicable rules and regulations promulgated by the Securities and Exchange Commission (see Compensation Recoupment Policy on page 48).

Effective Date; Term. The amended and restated 2019 Plan was approved by the Board of Directors on February 17, 2022 and will become effective upon adoption by shareholders. The term of the amended and restated 2019 Plan is 10 years from February 17, 2022 and no awards will be made thereafter. Any award outstanding under the 2019 Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.

Certain U.S. Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that may arise in conjunction with participation in the 2019 Plan and is intended for the information of shareholders and not as tax guidance for participants as consequences may vary depending on the types of awards granted, the identity of the participants and the method of payment or settlement. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below. In addition, this summary does not address the effects of taxes imposed under state, local or foreign tax laws.

Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of grant of the incentive stock option and within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as long-term capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding tax deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

The Andersons, Inc. | 2022 Proxy Statement | 25

Stock Appreciation Rights. The grant of a stock appreciation right will not result in taxable income to the participant. Upon exercise of a stock appreciation right, the cash received or the fair market value of shares received will be taxable to the participant as ordinary income, and the Company will be entitled to a corresponding tax deduction. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units received pursuant to awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. Any participant who receives such restricted stock who does not make the election described below, and any participant who receives restricted stock units, recognizes no taxable income upon the receipt of restricted stock or restricted stock units and the Company is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock or restricted stock units lapse the participant will recognize ordinary income equal to the fair market value of the shares at that time, and, subject to deduction limitations described below, the Company will be entitled to a corresponding deduction. A participant’s tax basis in restricted stock or in the shares received upon settlement of restricted stock units will be equal to their fair market value when the forfeiture restrictions lapse with respect to restricted stock and when the shares are delivered to the participant in settlement of restricted stock units, as applicable, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse or such shares are delivered to the participant, as applicable. Upon sale of the shares, the participant will recognize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving restricted stock (but not restricted stock units) may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the participant elects to recognize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account), and the Company will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will recognize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income recognized by the participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service within 30 days after shares of restricted stock are received, and the participant must provide a copy of his or her election to his or her employer.

Stock-Based Awards Tax Treatment. Performance share awards and performance share unit awards are earned when the award recipient satisfies pre-established performance goals; however, the distribution of the value of the award may occur at that time or at some later date specified in the award agreement. Performance share awards and performance share unit awards are similar to restricted stock unit awards in that income is recognized when the performance award is both (i) vested and (ii) distributed to the award recipient. An election under Section 83(b) of the Code may not be made with respect to performance share awards or performance share unit awards. The Company will be entitled to a corresponding tax deduction at the time the recipient recognizes taxable income on a performance share award or a performance unit award.

Deduction Limits. In 2017 and prior years, Section 162(m) of the Code prohibited a publicly-held corporation from deducting compensation paid in any one taxable year in excess of $1 million to a “covered employee” unless the compensation qualified as “performance-based compensation” subject to certain requirements. Prior to the amendment of Section 162(m), as described below, a covered employee for this purpose was the CEO of the corporation and each of the three other most highly compensated officers of the corporation (other than the CFO), as reported to shareholders under the Exchange Act. The Tax Cuts and Jobs Act, passed by Congress in December 2017, amended Section 162(m) by eliminating the “performance-based” compensation exemption under Section 162(m) and revising the definition of “covered employee.” Therefore, for 2018 and going forward, compensation paid to our CEO, our CFO and to each of our other NEOs (as required to be disclosed in our annual proxy statement pursuant to the Exchange Act) will not be deductible for federal income tax purposes to the extent such compensation exceeds $1 million, regardless of whether such compensation would have been considered “performance-based” under prior law. This limitation on deductibility applies to each individual who is a “covered employee” (as defined in Section 162(m)) in 2017 or becomes a covered employee in any subsequent year, and continues to apply to each such individual for all future years, regardless of whether such individual remains a NEO.

The Andersons, Inc. | 2022 Proxy Statement | 26

Withholding of Taxes. The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation & Leadership Development Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements.

Change in Control. Any acceleration of the vesting or payment of awards under the 2019 Plan in the event of a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

The 2019 Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 2019 Plan is not, nor is it intended to be, qualified under Section 401(a) of the Internal Revenue Code.

The Board of Directors recommends a vote FOR approval of the amended and restated 2019 Plan.

The Andersons, Inc. | 2022 Proxy Statement | 27

Equity Plans

The following table gives information as of December 31, 2021 about the Company's Common Shares that may be issued upon the exercise of options and pursuant to performance share units under all of its existing equity compensation plans.

	Equity Compensation Plan Information
Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	(1) 1,219,256	$27.71	(2) 362,216
Equity compensation plans not approved by security holders (3)	83,134	37.19	56,229
(1)    This number includes 141,910 Options, 386,662 total shareholder return-based performance share units at maximum, 386,500 earnings per share-based performance share units at maximum, and 304,184 restricted shares outstanding under the 2019 Plan. This number does not include any shares related to the Employee Share Purchase Plan ("ESPP"). The ESPP allows employees to purchase common shares at the lower of the market value on the beginning or end of the calendar year through payroll withholdings. These purchases are completed as of December 31.
(2)    This number includes 120,399 Common Shares available to be purchased under the ESPP and 241,817 shares available under equity compensation plans. This number does not include shares requested for authorization as part of the Amended and Restated 2019 Plan discussed previously.
(3)    In connection with the Company’s acquisition of the interests in LTG the Company did not already own, the Company established the Inducement Plan. The Inducement Plan is to be used exclusively for the grant of equity awards to individuals who were not previously an employee or non-employee director of the Company (or following a bona fide period of non-employment), as an inducement material to each such individual entering into employment with the Company and to replace existing LTG equity awards. The Company issued 608,680 shares of restricted stock under the Inducement Plan in multiple grants during 2019 of which 498,123 shares have vested as of December 31, 2021. The remaining shares have a vesting date of January 1, 2022. All awards under the Inducement Plan are subject to each such employee’s continued employment with the Company on such vesting dates. Unvested shares of restricted stock are entitled to vote, entitled to dividends (provided that the actual payment of dividends is conditioned upon the vesting of the shares) and are not transferable.

The Andersons, Inc. | 2022 Proxy Statement | 28

Proposal for an Advisory Vote on Executive Compensation
    As required by Section 14A of the Exchange Act, as amended by the Dodd-Frank Act, the Board is submitting a non binding advisory resolution to our shareholders for approval of the compensation of the Company’s NEOs as disclosed in the Compensation Discussion and Analysis and related tables included within this proxy statement.
    We believe that our executive compensation programs appropriately link pay to performance and are well aligned with the long-term interests of our shareholders. We believe that the compensation we have given, viewed in the context of our operating results, demonstrates the appropriateness of our executive compensation practices. Please refer to the Compensation Discussion and Analysis contained in this proxy statement for a description of the philosophy and design strategy of our compensation programs, our peer group benchmarking, and the actual values given as compensation for our NEOs.
    This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation and Leadership Development Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
    Accordingly, the Board of Directors unanimously recommends a vote FOR the approval of the following advisory resolution on executive compensation:
    RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement is hereby APPROVED on an advisory basis.

The Andersons, Inc. | 2022 Proxy Statement | 29

Appointment of Independent Registered Public Accounting Firm
Independent Registered Public Accounting Firm
Deloitte & Touche LLP ("Deloitte") has served as the Company's independent registered public accounting firm since 2015. Based on its evaluation of Deloitte's independence and performance on the recent audit, the Audit Committee has appointed Deloitte as the independent registered public accounting firm of the Company for the year ending December 31, 2022 and now seeks the shareholders' ratification of such appointment.
Representatives of Deloitte are expected to be present virtually at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.
Audit and Other Fees
During 2021 and 2020, Deloitte not only acted as the Company’s independent registered public accounting firm but also rendered other services to the Company. The following table sets forth the aggregate fees for professional services rendered by Deloitte for audit, audit-related, tax and other services related to the years ended December 31, 2021 and 2020, respectively.

Fees	2021	2020
Audit (1)	$3,884,306	$3,883,039
Tax (2)	70,926	136,844
Total	$3,955,232	$4,019,883
(1)Comprises the audits of the Company’s annual consolidated financial statements and internal controls over financial reporting and reviews of the Company’s quarterly consolidated financial statements, as well as the statutory audits of the Company’s consolidated subsidiaries, attest services and consents to SEC filings.
(2)Amounts related to tax compliance and consultation services.
Policy on Audit Committee Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm
The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy. This policy provides that audit services engagement terms and fees, and any changes in such terms or fees, are subject to the specific pre-approval of the Audit Committee. The policy further provides that all other audit services, audit-related services, tax services, and permitted non-audit services are subject to pre-approval by the Audit Committee. All of the services Deloitte performed for the Company during the years ended December 31, 2021 and 2020, were pre-approved by the Audit Committee.
The Andersons, Inc. | 2022 Proxy Statement | 30

Proposal to Ratify the Appointment of Independent Registered Public Accounting Firm
The Audit Committee has recommended, and the Board of Directors has approved, Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.
If the shareholders do not ratify this appointment, the Audit Committee may consider other independent registered public accounting firms. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our shareholders.
The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm.

The Andersons, Inc. | 2022 Proxy Statement | 31

Share Ownership
Shares Owned by Directors and Executive Officers
The following table indicates the number of Common Shares beneficially owned as of February 28, 2022. The table displays this information for the directors and executive officers as a group, for each director individually and for each of the NEOs (as defined hereafter). Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the following table. Except as noted below, the address of the beneficial owners is The Andersons, Inc., 1947 Briarfield Boulevard, Maumee, Ohio 43537.

	Amount and Nature of Shares Beneficially Owned
Name	Options (a)	Common Shares	Aggregate Number of Shares Beneficially Owned	Percent of Class (b)
Michael J. Anderson, Sr. (c)	—	556,971	556,971	1.7%
Gerard M. Anderson (d)	—	349,061	349,061	1.0%
Patrick E. Bowe	—	143,914	143,914	*
Christine M. Castellano	—	16,234	16,234	*
Gary A. Douglas	—	3,567	3,567	*
Stephen F. Dowdle	—	35,890	35,890	*
Pamela S. Hershberger	—	11,739	11,739	*
Catherine M. Kilbane	—	42,048	42,048	*
Robert J. King, Jr. (e)	—	43,630	43,630	*
William E. Krueger (f)	—	666,081	666,081	2.0%
Joseph E. McNeely	—	37,887	37,887	*
Ross W. Manire	—	30,586	30,586	*
John T. Stout, Jr. (g)	—	42,144	42,144	*
Brian A. Valentine	—	40,012	40,012	*
All directors and executive officers as a group (17 persons)	—	2,065,885	2,065,885	6.1%
(a)Includes options exercisable within 60 days of February 28, 2022. All of Mr. Bowe's options outstanding as of December 31, 2021 were exercised prior to February 28, 2022.
(b)An asterisk denotes percentages less than one percent.
(c)Includes 150,138 Common Shares held by Mrs. Carol H. Anderson, Mr. Anderson's spouse. Mr. Anderson disclaims beneficial ownership of such Common Shares.
(d)Includes 316,497 Common Shares held by trust.
(e)Includes 18,970 Common Shares held by trust.
(f)Includes 554,009 Common Shares held by trust.
(g)Includes 4,219 Common Shares held by trust.

The Andersons, Inc. | 2022 Proxy Statement | 32

Share Ownership of Certain Beneficial Owners
The following table indicates the number of Common Shares beneficially owned by each shareholder who is known to own beneficially more than 5% of our Common Shares as of December 31, 2021:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Common Shares Beneficially Owned	Percent of Class as of December 31, 2021
Common Shares	Blackrock, Inc. (a) 55 East 52nd Street New York, NY 10055	5,529,734	16.6%
Common Shares	The Vanguard Group, Inc. (b) 100 Vanguard Boulevard Malvern, PA 19355	3,671,745	11.0%
Common Shares	Dimensional Fund Advisors LP (c) Building One 6300 Bee Cave Road Austin, TX 78746	2,303,814	6.9%
(a)Based upon information set forth in the Schedule 13G filed on January 27, 2022 by Blackrock, Inc. Blackrock, Inc. is a holding company or control person with the sole power to vote 5,414,296 Common Shares and sole dispositive power over 5,529,734 Common Shares.
(b)Based upon information set forth in the Schedule 13G filed on February 9, 2022 by The Vanguard Group, Inc. The Vanguard Group, Inc. is an investment adviser and holding company with the sole power to vote 0 Common Shares and sole dispositive power over 3,607,770 Common Shares. Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited are wholly owned subsidiaries of The Vanguard Group, Inc. and investment managers of collective trust accounts with the shared power to vote 39,136 Common Shares and the shared power to dispose of 63,975 Common Shares.
(c)Based upon information set forth in the Schedule 13G filed on February 8, 2022 by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP is an investment adviser with the sole power to vote 2,252,845 Common Shares and sole dispositive power over 2,303,814 Common Shares.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. In addition, persons that are not executive officers or directors but who beneficially own more than ten percent of Common Shares must also report under Section 16(a). Copies of all Section 16(a) forms filed by officers, directors and greater-than-10% owners are required to be provided to the Company.
We have reviewed the reports and written representations from the executive officers and directors. Based on our review, we believe that all filing requirements were met during 2021.

Compensation and Leadership Development Committee Interlocks and Insider Participation
No member of our Compensation and Leadership Development Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation and Leadership Development Committee.

The Andersons, Inc. | 2022 Proxy Statement | 33

Executive Compensation

Compensation and Leadership Development Committee Report
The Compensation and Leadership Development Committee ("the Committee") has reviewed and discussed with management the Compensation Discussion and Analysis which follows, and, based on such review and discussion, recommends to the Board of Directors of The Andersons, Inc. that it be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021.
COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE
Ross W. Manire (chair), Pamela S. Hershberger, Robert J. King, Jr., John T. Stout, Jr.

Compensation Discussion and Analysis
    The following section describes the components of our executive compensation program for our NEOs, whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement. For the year ended December 31, 2021, our NEOs included the following individuals:

Officers	Title as of December 31, 2021
Patrick E. Bowe	President and Chief Executive Officer
Brian A. Valentine	Executive Vice President, Chief Financial Officer
William E. Krueger	President, The Andersons Trade and Processing
Christine M. Castellano	Executive Vice President, General Counsel & Corporate Secretary
Joseph E. McNeely	President, The Andersons Nutrient and Industrial

Executive Summary
Rewarding Performance and Achieving Objectives
    Our compensation plans and policies are structured to achieve the following goals:

•Compensation should reflect a balanced mix of short and long-term components.
•Short-term cash compensation (which is both base pay and annual incentive) should be based on annual Company, business unit and individual performance.
•Long-term equity compensation should encourage achievement of the Company’s long-term performance goals and align the interests of executives with shareholders.
•Executives should build and maintain appropriate levels of Company stock ownership, so their interests continue to be aligned with the Company’s shareholders.
•Compensation levels should be sufficient to attract and retain highly qualified employees.

The Andersons, Inc. | 2022 Proxy Statement | 34

To do so, we provide:

Base Salary	A base salary is established for each position, based upon competitive benchmarking and an understanding of each individual’s contribution, responsibilities and experience.
Short-Term Incentive Compensation
An annual cash incentive. For 2021, 75% of the NEO's target incentive was determined by a formula based on three (3) financial metrics: 25% on pretax income of the executive’s individual business unit, 25% on the ROIC of the executive's individual business unit and 25% on FCF of the Company as a whole. The remaining 25% is awarded at the discretion of the CEO (or the Committee in the case of the CEO's own award) based on individual contributions. However, unlike the other NEO's, 64% of William E. Krueger's target incentive is determined by a formula based on pretax income of the Trade and Renewables Groups, 12% on the ROIC of the Trade and Renewables Groups and 12% on FCF of the Company as a whole. Additionally for Mr. Krueger, only 12% is awarded at the discretion of the CEO. For all NEO's collectively, the maximum incentive pool, regardless of performance, is two times the Target bonus.

Long-Term Incentive Compensation:
Performance Share Units
Grants of units convertible to common stock upon performance criteria being met over a three-year period. In 2021, fifty percent (50%) of the value of the Long-Term Incentive equity grant was in the form of PSUs, except for Mr. Bowe who received 60% of the grant value as PSUs. Within the grant value tied to PSUs, fifty percent (50%) will vest based on cumulative, diluted earnings per share (or "EPS") criteria and fifty percent (50%) will vest based on relative Total Shareholder Return over the 2021-2023 performance period (or "rTSR"). The details of the rTSR criteria are described in the Performance Share Units section below.

Restricted Share Awards	Grants of common stock subject to vesting over a multi-year period. In 2021, fifty percent (50%) of the value of the Long-Term Incentive equity grant was in the form of RSAs for all NEOs with the exception of Mr. Bowe, who received 40% of the value as RSAs.

    NEO compensation is designed to maintain a strong link between pay and performance with both short and long-term incentives. The majority of our NEO compensation varies based on performance. For 2021, 79% of CEO compensation and 64% of all other NEO's compensation was designed to vary with Company and, where relevant, business unit performance.

Mix of Target Compensation

CEO Pay Mix
Base Salary
21%
Target Bonus
21%
Equity
58%
Performance-
Based Pay
79%

Average Other NEO Pay Mix
Base Salary
36%
Equity
29%
Target Bonus
35%
Performance-
Based Pay
64%

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2021 Financial Performance Highlights
The Company's financial results for the year ended December 31, 2021 are as follows:
•The Company reported net income attributable to the Company from continuing operations of $99.7 million or $2.94 per diluted share.
•The Trade Group reported pretax income of $87.9 million driven from strong elevation margins and solid execution of merchandising opportunities.
•The Renewables Group recorded pretax income of $81.2 million and pretax income attributable to the company of $49.3 million(a), as ethanol margins rebounded with higher driving demand and tight supplies, as well as strong co-product values.
•The Plant Nutrient Group recorded pretax income of $42.6 million concluding its best year ever on well-positioned inventory and higher commodity prices.
•Completed strategic sale of Rail Leasing business and used proceeds to reduce long-term debt.
(a) Income (loss) before income taxes attributable to The Andersons, Inc. is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income. The only segment which is impacted by noncontrolling interest income is the Renewables segment.

Based on these results as well as other measures of our financial performance, NEOs were eligible for payouts under our 2021 annual incentive plan performance that varied from 184-200% of their individual targets, depending on business unit, and 56% payout for the performance-based portion of our long-term incentive plans that vested in 2021. More specifically:
•All of our NEOs who were actively employed at year end received a payout as part of his or her annual cash bonus based on Company and individual performance. The President of the Trade & Processing Group received a payout based on his individual and segment-specific performance with a smaller portion tied to Company performance.
•Half of the PSUs granted in 2019 and vesting as of December 31, 2021, were tied to our 3-year cumulative EPS performance. Executives received a 56% payout on these awards as our actual 3-year cumulative EPS of $5.55(b) was above the $4.47 threshold set for these awards.
•Half of the PSUs granted in 2019 and vesting as of December 31, 2021, were tied to our 3-year rTSR performance. No executive received a payout on these awards as our actual rTSR under-performed the Russell 3000 Index by 14.3%.
(b) Using an adjustment framework approved by the Committee, the EPS number used to determine compensation amounts was adjusted to remove certain items that were not representative of ongoing operations, such as those relating to acquisition costs, impact of tax reform, impairment charges, severance expenses and gains/losses on sales of assets.

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The graphs below display trends in pretax income - one of the key performance indicators of the Company's AIP - compared to total short-term incentives for the Company’s NEOs for each year. The Company's annual incentive program is designed to be directly responsive to changes in earnings. Over the five-year period, changes in annual incentive compensation for NEOs were appropriately aligned with changes in pretax income.

Pre-Tax Income and CEO AIP Performance
2017-2021
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
Per-Tax Incomet ($millions)
200%
175%
150%
125%
100%
75%
50%
25%
0%
CEO AIP as a % of Target
2017
2018
2019
2020
2021
Target
Actual
CEO AIP Payout

The following long-term performance and compensation graphs illustrate diluted EPS and and relative TSR and the resulting CEO equity-based compensation from Performance Share Units (PSUs) for the three-year performance periods ending on December 31 for the years presented below:

Cumulative EPS and EPS PSU Payouts
3-Years Ending 2017-2021
Cumulative EPS ($millions)
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
PSUs as a % of Target
200%
175%
150%
125%
100%
75%
50%
25%
0%
2017
2018
2019
2020
2021
Target
Actual
PSU Payout - EPS Shares

The Andersons, Inc. | 2022 Proxy Statement | 37

Relative TSR and TSR PSU Payouts
3-Years Ending 2018-2021
Annualized Total Shareholder Return
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
-5.0%
-10.0%
-15.0%
-20.0%
PSUs as a % of Target
200%
175%
150%
125%
100%
75%
50%
25%
0%
2018
2019
2020
2021
Russell 3000
ANDE
PSU Payout - TSR Shares

We establish both threshold and target levels for our incentives, and cap an individual's incentive, no matter how extraordinary the performance, at twice the target incentive. We believe our standards for threshold and target levels provide fair and challenging goals based on historical results. For the three-year period ending in 2021, we achieved $5.55 per diluted share, adjusted for certain items, as noted above. The relationship between performance-based pay and pay at risk is strong as evidenced by the graphs of annual and long-term NEO compensation. See the Bonus, Performance Targets & Thresholds section below for greater detail.

Consideration of 2021 Say on Pay Advisory Vote
The Company’s executive compensation plans were approved by 95% of the shareholders in the 2021 proxy. In view of this result, we believe there is broad support by the shareholders for the overall direction, philosophy and value of our executive compensation plans. As a result, no material changes were made to the Company’s executive compensation plans in direct response to the voting results. Consistent with our recommendation, we are submitting our executive compensation plans to an annual non-binding vote of shareholders in this proxy statement. The Company intends to continue this practice on an annual basis.

Compensation Governance Framework

In order to meet the key objectives of our executive compensation program and to mitigate risk from our compensation practices, the company has adopted a strong corporate governance framework that includes the components described below.

•Stock Ownership Guidelines - We have established stock ownership guidelines for our executive officers with target shareholding levels expressed as multiples of base salary to further align the interests of our executives with those of our shareholders. Our Directors are also subject to ownership guidelines expressed as a multiple of their annual retainer. Refer to page 47 for additional information.

•Share Retention Requirement - Company officers are required to retain at least 75% of the net shares acquired through incentive awards until their target shareholding level is achieved; thereafter, they are required to retain 25% of net shares until two times their target shareholding level is achieved. Refer to page 47 for additional information.

•Recoupment Policy - We have adopted a policy requiring the repayment or “clawback” of excess cash or equity based compensation from each executive officer of the Company (and also the controller of the relevant business unit) where the payments were based on the achievement of financial results that were subsequently the subject of a financial restatement (where misconduct is the cause of the restatement).

•No Automatic Single-Trigger Vesting - The 2019 Plan does not provide for automatic single-trigger vesting following a change in control.
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•No Stock Option Re-Pricing - The 2019 Plan does not permit us to reprice stock options without shareholder approval or to grant stock options with an exercise price below fair market value.

•Minimum Vesting Period - The 2019 Plan requires a minimum one-year vesting requirement on long-term incentive grants, subjected to limited exceptions.

•No Excise Tax Gross-Ups - The Company does not provide tax gross-ups for excise taxes that may be imposed under IRC Section 4999 following a change-in-control or on executive benefits and perquisites during normal employment.

•Annual Say on Pay Vote - We value the input of our shareholders and conduct a non-binding vote on our executive compensation policies and practices annually.

•No Hedging or Pledging - The Company prohibits the hedging or pledging by an Officer or Director of his/her interest in The Andersons, Inc. stock. “Hedging” of an interest in stock means the buying or selling of derivatives or other financial instruments, most commonly (but not exclusively) futures, put options and call options on ANDE stock, in order to monetize the stock, or mitigate the risk of stock ownership. “Pledging” of an interest in stock means granting the stock as collateral to a creditor as security for a loan or other obligation.
General Principles and Procedures
Committee’s Role and Responsibilities
The Committee, which is composed solely of independent directors, reviews all aspects of cash and long-term incentive compensation for executive officers and makes recommendations to the Board pursuant to a Committee charter, which is reviewed and approved by the Governance and Nominating Committee, and ratified by the full Board, annually.
The CEO and members of our Human Resources team make initial recommendations to the Committee and participate in Committee discussions. In the case of the CEO, compensation is determined by the Committee, without management present. The Committee then makes recommendations related to the compensation provided to all executive officers (including the CEO) to the Board of Directors for their approval.
Committee Consultants
The Committee is empowered by its charter to retain its own independent legal and compensation consultants, at the Company's expense. The Committee engaged the Semler Brossy Consulting Group to objectively review and make recommendations regarding 1) aspects of our Long-Term Incentive Compensation Plan and equity grants, and 2) Total Direct Compensation for executive officers and non-employee independent directors. Semler Brossy also supports the Committee in identifying an appropriate peer group for benchmarking executive pay levels and practices, annually providing the Committee with data on competitive pay levels for the senior executives and the design and calibration of our annual incentive plan, providing the Committee with regular updates on regulatory and governance considerations, and providing input into the Company's disclosures on executive compensation and other activities. Annually, the Committee reviews the independence of Semler Brossy based on the NASDAQ listing standards and has determined that Semler Brossy is independent of management. The firm continued to provide independent advice to the Committee in 2021 regarding Committee matters.
Benchmarking
For NEOs, we compare our compensation to that of other companies on an annual basis. For 2021, compensation was benchmarked against public market data from peer company proxies as well as based on data published in annual compensation surveys.
Peer group companies are reviewed annually by the Committee based on the recommendations of Semler Brossy. Peers are selected to best reflect our mix of businesses and economics, such as operating income, market value and operating margin. We do not reference revenue as a factor in assessing our peer group.
Our approach to benchmarking combines peer group data from commodities-based businesses with general industry surveys that reflect a smaller revenue scope than our actual revenue. This approach addresses the issue that our commodities-based business may overstate our true peer size and seeks to avoid the upward compensation pressure a peer-group only approach might create.

The Andersons, Inc. | 2022 Proxy Statement | 39

The peer group used for NEO pay decisions in 2021 is comprised of these 16 companies:

Applied Industrial Tech	Dean Foods Co.	Nexeo Solutions, Inc.
BMC Stock Holdings, Inc.	Fresh Del Monte Produce, Inc.	Sanderson Farms, Inc.
Beacon Roofing Supply, Inc.	Flowers Foods, Inc.	SiteOne Landscape Supply
Cal-Maine Foods, Inc.	Green Plains, Inc.	SpartanNash Co.
Calavo Growers	Greenbrier Cos., Inc.	The Chef's Warehouse, Inc.
Darling Ingredients, Inc.

For 2021 pay decisions, the peer group was changed to remove CVR Energy (which is no longer relevant from an industry perspective) and add SiteOne Landscape Supply and Calavo Growers, which met our screens for size and industry characteristics.
Our pay strategy is to have target Total Direct Compensation (sum of base salary, short-term incentive and long-term incentive) aligned with the median of our competitive benchmark if annually established target levels for Company and business unit pretax income, ROIC and FCF are achieved. While the Committee referenced the median of market data for each element, as well as the sum of all elements of total compensation when making pay decisions for NEOs, actual and target pay for each executive may vary from market median based on the Committee’s assessment of each individual’s skill, experience, performance and other contributions, as well as the overall business context of the Company and year-over-year changes in market pay levels, each assessed by the Committee in its judgment without any specific weightings or formulas.
The Andersons, Inc. | 2022 Proxy Statement | 40

Elements of Total Direct Compensation
Following is an overview of the 2021 components of Total Direct Compensation for NEOs:

Total Cash Compensation
Element	Description	Objective	Delivery
Base Salary	Generally targeted at the median of market benchmarks.	Payment for day to day performance of job accountabilities. A market-based range allows for variation based on skills, experience, and performance.	Cash
Short-term Incentive Compensation – Annual Incentive Plan
Annual incentive opportunity calculated as percentage of base salary. Short-term incentive is based primarily upon the formula as described in Bonus, Performance Targets & Thresholds below. A discretionary award may also be awarded by the CEO. At Target performance in 2021, the pool of funds available for discretionary awards is 25% of the total incentive bonus pool, except for William E. Krueger whose discretionary award is limited to 12% of his total target opportunity. Maximum incentive pool for an individual, regardless of performance, is two times the individual's Target bonus.
		Incentive for annual pretax income, ROIC, FCF performance plus other non-financial objectives. Allocation of discretionary pool based on assessment of overall individual performance and achievement of individual objectives.	Cash

Long-term Incentive (LTI) Compensation
Element	Description	Objective	Delivery
Performance Share Units	Grant amount based on half of the NEO’s total LTI target opportunity; 60% for Mr. Bowe. Vesting of PSUs granted in 2021 was based upon achievement of: 1) targeted cumulative diluted Earnings Per Share (EPS) over the 3-year performance period, and 2) relative Total Shareholder Return (rTSR) over the 3-year performance period. 50% of PSUs are earned based on cumulative EPS and the remaining 50% based on rTSR.	Taken together the two equally weighted performance measures used for the PSUs reward an effective balance between consistent year-over-year earnings and shareholder return expectations. The use of rTSR strengthens the link between share price growth and long-term compensation.	Conversion of units to Common Shares (if earned) at end of three-year performance period and are then subject to Ownership & Retention Policy.
Restricted Stock Awards	Grant amount based on half of the NEO's total LTI target; 40% for Mr. Bowe.	Promotes retention due to the multi-year vesting period. Also creates focus on share price and alignment with shareholders.	Delivery of restricted shares at grant date. Shares have graded vesting over three years and are then subject to Share Ownership & Retention Policy.

The Andersons, Inc. | 2022 Proxy Statement | 41

2021 Executive Compensation Components
Base Pay
Generally, annual increases to base salary for each NEO are determined based upon the NEO’s current salary relative to competitive benchmark information, individual performance and the Company’s plan for overall wage increases. Larger salary increases may occur when promotions or new accountabilities create additional value for a position, benchmark data indicates that an adjustment is necessary to maintain market competitiveness or based upon considerations of internal equity with other similarly situated NEOs. In particular, Mr. McNeely's base pay increase additionally reflected the successful completion of the Rail Leasing business divestiture.
For 2021, the Committee referenced the median of competitive benchmark information for considering each NEOs competitive salary positioning. The Committee considers a range of plus or minus 15% from the median of the benchmark information as a competitive target range.
The following is a table setting forth NEO annualized base salary as of December 31, 2021 and 2020 and the percentage change:

	2021	2020	% Change
Patrick E. Bowe	$960,000	$960,000	0.0%
Brian A. Valentine	485,000	465,000	4.3%
William E. Krueger	600,000	600,000	0.0%
Christine M. Castellano	400,000	400,000	0.0%
Joseph E. McNeely	450,000	400,000	12.5%
Annual Incentive Plan

We believe that our annual incentive plan encourages sound investment decisions, prudent asset management, and profitable Group and Company performance. In 2020, we revised our AIP to include three quantitative metrics, adding adjusted ROIC and FCF to our historical measure of adjusted pretax income. These metrics were selected to align the efforts of executives with our strategies, our shareholders and to maximize value.

The Compensation Committee approves financial threshold, target and maximum for each of the selected metrics. Thresholds are levels of pretax income, ROIC and FCF that must be achieved before any AIP payment is earned. At threshold performance, only minimum levels of AIP payments are earned. Targets are the levels of pretax income, ROIC and FCF at which the resulting AIP payment will equal the targeted competitive level of compensation discussed under “Benchmarking” above. Maximums are levels of pretax income, ROIC and FCF at which the maximum bonus amounts are earned.

In 2021, business group pretax income targets were set at or above the approved 2021 budget (21% above for total company) with the higher target representing income expectations for the business unit and the Company. Thresholds were set at from 0% to 50% of the targets depending on specific business group outlooks (42.5% for total company). Maximums were set between 161% and 267% of target (166% for total company). Ranges for 2021 were intentionally set wider than is typical due to the number of unknowns as we emerged from the pandemic-related downturn in 2020, particularly in the Renewables and Rail groups who were most impacted in 2020.

Adjusted ROIC targets were set above business and Company planned ROIC (118% for total Company) with thresholds set at varying percentages of the target in light of specific business outlook (70% for total Company). The maximums were set at 119% - 197% of the targets (152% for total Company). Lastly, the Company FCF target represented a desired debt reduction amount that was 18% above the consolidated budget. Threshold for FCF was set at 50% of target. The maximum was set at 171% of target.

Considering actual results in 2020 and continuing headwinds, pandemic uncertainty and volatility in key businesses, the Committee believes the 2021 business plan was challenging at the time it was approved and created additional alignment with our short and long-term business plans and strategies.

The Andersons, Inc. | 2022 Proxy Statement | 42

The Committee retains discretion to consider adjustments to performance results to exclude the impact of unusual or extraordinary transactions that do not reflect the on-going business operations and to avoid unintended incentives for management to make decisions solely on the basis of achieving financial results. The Committee uses a decision framework for consistency to consider the materiality and facts and circumstances of potential adjustments and has discretion as to which groups and/or individuals are impacted. The financial goals impacting 2021 NEO compensation were as follows:

	FCF (3)				Adjusted ROIC (4)				Adjusted Pretax Income (5)
(in thousands)	Threshold	Target	Maximum	Actual	Threshold	Target	Maximum	Actual	Threshold	Target	Maximum	Actual
Trade & Processing (1)	$—	$—	$—	$—	2.7%	3.6%	6.0%	6.5%	$25,000	$45,500	$85,000	$129,031
Nutrient & Industrial (2)	—	—	—	—	3.4%	4.6%	5.8%	8.3%	12,500	25,000	47,400	51,763
Company	40,000	80,000	137,000	209,009	2.3%	3.3%	5.0%	5.6%	18,000	42,500	70,500	132,431
(1)Trade & Processing represents the reportable business segments of Trade and Renewables (formerly Ethanol).
(2)Nutrient & Industrial represents the reportable business segment of Plant Nutrient and the former reportable business segment of Rail.
(3)FCF is primarily derived from the Consolidated Statement of Cash Flows and is calculated as Cash provided by (used in) operating activities, plus proceeds of asset/facility sales, less purchases of assets/investments, less dividends. For incentive compensation purposes FCF is adjusted to exclude Trade Group’s working capital changes due to commodity price volatility and reflects only the cash flows attributable to the Company.
(4)Total adjusted earnings divided by total average adjusted invested capital for Company ROIC calculation. Total adjusted earnings divided by average assets less non-interest bearing liabilities for the business ROIC calculations. Total adjusted earnings is derived from pretax income (as reported in the Consolidated Statements of Operations) before interest expense, may adjust for certain items not representative of ongoing operations and applies as standard 25% tax rate. Current year adjustments include exclusion of stock compensation expense incurred as part of a prior year acquisition, asset impairments and gains on sales of facilities. Total adjusted invested capital includes total equity and total debt, less Cash and cash equivalents (as reported on the Consolidated Balance Sheets) and uses a five-quarter rolling average.
(5)For incentive compensation purposes, pretax income may adjust for certain items not representative of ongoing operations and reflects only income attributable to the Company. Current year adjustments include exclusion of stock compensation expense incurred as part of a prior year acquisition, gains on sales of facilities and certain long-lived asset impairments.

For any individual eligible for AIP incentive awards, including the NEO, the AIP award is divided into components: three non-discretionary components based upon Company or business unit pretax income, ROIC and FCF; and a discretionary component based upon the CEO’s assessment of individual performance (in the case of the CEO, the Committee’s assessment of CEO's performance). If the Company, as a whole, or an individual business unit exceeds Threshold, the amount available for Company or business unit incentives will be increased proportionately. If Thresholds are not met, no Company or business unit incentives are earned for the non-discretionary portions of AIP which are based on Company or business unit performance. While our expectation is that each business unit will achieve at least Threshold performance resulting in at least a minimum Company or business unit incentive, this is not always possible due to the volatility of the Company's industries.

The criteria by which each NEO is measured is shown below:

	Formula			Discretionary	Total
	Group Pretax Income	Group ROIC	Company FCF	Individual Performance
William E. Krueger	64%	12%	12%	12%	100%
Joseph E. McNeely	25%	25%	25%	25%	100%

	Formula			Discretionary	Total
	Company Pretax Income	Company ROIC	Company FCF	Individual Performance
Patrick E. Bowe	25%	25%	25%	25%	100%
Brian A. Valentine	25%	25%	25%	25%	100%
Christine M. Castellano	25%	25%	25%	25%	100%
The Committee considers and approves all NEO AIP incentives, including the discretionary portion attributed to individual performance. For 2021, the pool of dollars available to the CEO for this discretionary portion was based on a combination of business unit pretax income performance, business unit ROIC performance and the Company's FCF performance. The Committee may elect to fund a minimum amount for the discretionary performance portion of AIP even when the Company or business unit has not achieved Threshold performance. While no amount of funding is assured in this circumstance, if the Committee determines that some level of award for individual performance is appropriate, it may elect to authorize discretionary funding.

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As Group and Company financial metric Thresholds are exceeded, the funding of the discretionary pool increases proportionately. At Target performance the aggregate pool for discretionary awards is 25% of the total AIP cash bonus pool. The CEO bases his determination for discretionary awards on his assessment of the NEO's business unit and individual performance, unique challenges faced by such NEO's industry, as well as the size of the NEO's Company and business unit-based AIP incentive in light of the challenges and opportunities which may have impacted their ability to achieve Target income levels. The CEO has latitude in awarding discretionary awards to the executive team based on each executive's individual performance and contributions, but each discretionary award recommended by the CEO must be approved by the Committee. For 2021, the CEO recommended and the Committee approved discretionary awards for the employed NEO group, excluding the CEO, that averaged 192% of the target value for the individual performance component of AIP incentives. In addition to the individual performance efforts of the NEOs, discretionary factors also included safety performance, successful talent management in a challenged labor market, strategic leadership efforts, execution of merger & acquisition and growth strategy, safety and employee engagement efforts.

The Committee makes the determination of the individual performance award for the CEO. For 2021, the Committee considered safety performance, progress and challenges in several areas: financial performance of the business, strategic planning efforts, execution of strategic components through M&A work, proper control and risk management, employee engagement efforts, management challenges associated with the pandemic and other performance items as determined by the board, in awarding 169% of the discretionary target value to the CEO.

The following table includes 2021 and 2020 AIP payouts (including both formula and discretionary components) and the percentage of total target incentive for each of the NEOs:

	2021			2020			Target as a % of Base Salary (1)
	Payout	Target	% of Target	Payout	Target	% of Target
Patrick E. Bowe	$1,846,000	$960,000	192%	$400,000	$960,000	42%	100%
Brian A. Valentine	825,000	412,250	200%	190,000	395,250	48%	85%
William E. Krueger	1,750,000	950,000	184%	875,393	948,000	92%	158%
Christine M. Castellano (2)	600,000	300,000	200%	100,000	273,770	37%	75%
Joseph E. McNeely (3)	627,000	313,562	200%	150,000	282,541	53%	70%
(1)Amounts are reflective of competitive practices based on peer group benchmarking provided by the committee's independent compensation advisor.
(2)Ms. Castellano's 2020 Target and payout were prorated for her mid-year hire.
(3)Amounts represent Mr. McNeely's prorated awards, as he had mid-year compensation adjustments in both years presented.

2021 Equity Grants
Equity was issued to our executives in 2021 under the Company’s 2019 Plan in the form of 50% RSAs and 50% PSUs, except for Mr. Bowe who received an LTI grant comprising of 40% RSAs and 60% PSUs. For all executives we target long-term compensation to be an amount on the date of grant which, when combined with base salary and target bonus, aligns the aggregate Total Direct Compensation to a level that is competitive with market metrics and reflects each executive's level of experience, skills, and contributions. For the 2021 grants, the NEOs targeted LTI value on the date of grant equaled 270% of salary for Patrick E. Bowe, 120% of salary for Mr. Valentine and averaged 70% of salary for the remaining NEOs.
The methodology for determining the number of shares/units to be granted uses the Committee approved LTI dollar value for each executive officer approved by the Committee as of March 1, 2021. The actual number of shares/units granted is based on the average closing price for the month of February with a grant effective date of March 1. This methodology is objective and avoids any recalculation of granted shares due to price volatility between an estimated price and the actual grant date price.
In 2020, each NEO's compensation was reduced by an amount equal to 10% of their base salary for six (6) months except for Mr. Bowe who had an amount equal to 15% of his base salary for six month reduced from compensation. The NEOs had the option to take this reduction either through their 2020 AIP or 2021 equity awards. Each NEO took this reduction from their 2021 RSA grant. These amounts equaled $72,000 for Mr. Bowe, $23,250 for Mr. Valentine, $18,000 for Mr. McNeely, $30,000 for Mr. Krueger and $20,000 for Ms. Castellano.
We generally grant annual equity awards with consistent timing aligned with the Committee's first regular meeting each year. We may also issue grants of equity-based compensation to executives who join the Company during the year, but do not generally issue equity compensation to non-executive employees outside of the annual grant.

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The following are the Target compensation values for the equity grants made to NEOs for both 2021 and 2020:

	2021		2020
	Target	% of Base Salary	Target	% of Base Salary
Patrick E. Bowe	$2,592,000	270%	$2,600,000	271%
Brian A. Valentine	582,000	120%	558,000	120%
William E. Krueger	450,000	75%	450,000	75%
Christine M. Castellano	300,000	75%	300,000	75%
Joseph E. McNeely	240,000	60%	216,000	54%

Restricted Share Awards
RSAs promote retention and alignment with shareholder interests by tying executives' compensation to Company share price. The 2021 RSAs vest in three installments - 33.3% per year starting on January 2 following the year of grant and annually thereafter until 100% vested. Dividends on awarded RSAs are delivered in the form of additional shares as restrictions lapse equivalent to the dollar value of dividends attributable to the number of shares vesting.
Performance Share Units
PSUs deliver Company stock based on the achievement of specific financial and stock price appreciation goals. PSUs granted in 2021 have a three-year performance period and are earned based on: 1) cumulative diluted Earnings Per Share (or "cumulative EPS") and 2) relative Total Shareholder Return (or "rTSR"). The number of PSUs available for issuance at target performance is based on 50% of the NEO's targeted LTI value, except for Mr. Bowe whose PSUs available for issuance at Target performance is 60%. The cumulative EPS and rTSR results for the performance period determine how many underlying shares are actually issued.
The PSUs granted are based 50% on cumulative EPS and 50% on rTSR. Unlike restricted stock, which requires only continued service to be earned by the executive, the PSUs are only earned when the Company achieves targets that emphasize the Company’s pay-for-performance philosophy. Dividends on awarded PSUs are delivered in the form of additional shares at the end of the performance period but only equivalent to the value of dividends on the number of shares ultimately awarded.

For cumulative EPS based PSUs, performance is measured against pre-established 3-year Threshold, Target, and Maximum levels of achievement for 3-year cumulative EPS. These levels of achievement are established on the cumulative EPS plan in effect the year the grant is made plus a target growth component for the next two years. For the 2021 grant, because the 2021 strategic plan reflected lower expectations related to the pandemic downturn, year two performance was based on the strategic plan for 2022 (197% growth in EPS) and a 7% growth was applied to year two EPS to set year three’s target. We consider both the industry trends and market expectations when setting cumulative EPS objectives for vesting PSUs. The Committee reviews and approves these criteria in advance of the grant. Threshold goals are a floor, so that performance below “Threshold” results in no cumulative EPS-based PSU award delivery. Threshold goals are set at a level equal to minimally acceptable performance. Target goals are then set at a level which would be challenging but reasonably achievable under normal market conditions. In order to achieve the maximum PSU award, exceptional cumulative EPS growth performance must be achieved over the performance period. As noted previously, however, the volatility in our core agricultural businesses over the past several years has significantly impacted our ability to achieve short and long-term objectives used to deliver incentive compensation. Cumulative EPS for LTI grants may be adjusted for unusual or non-recurring items.
In determining cumulative EPS Threshold, Target, and Maximum performance levels, the Committee considers short and long-term business goals at the time of grant. The Committee also considers related factors, including recent EPS performance, and economic and industry conditions that may impact cumulative EPS performance.

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The following table displays Threshold, Target and Maximum achievement levels for the EPS-based PSUs with performance periods ending over the most recent three years:

Cumulative Diluted Earnings Per Share	Threshold	Target (1)	Maximum (2)	Actual (3)	Percent of Target PSU Value Earned
3 years ended 2021	$4.47	$6.97	$10.14	$5.55	56%
3 years ended 2020	4.55	6.89	9.73	3.34	0%
3 years ended 2019	4.30	6.45	7.75	4.01	0%
(1)Level at which 100% of target LTI based on cumulative EPS is achieved.
(2)Level at which 200% of target LTI based on cumulative EPS is achieved.
(3)Using an adjustment framework approved by the Committee, the EPS number used to determine compensation amounts was adjusted to remove certain items that were not representative of ongoing operations, such as those relating to acquisition costs, impact of tax reform, impairment charges, severance expenses and gains/losses on sale of assets.
The following table displays Threshold, Target and Maximum achievement levels for the EPS-based PSUs outstanding at December 31, 2021:

Cumulative Diluted Earnings Per Share	Threshold	Target (1)	Maximum (2)
3 years ended 2023	$2.87	$4.02	$4.92
3 years ended 2022	2.99	4.66	6.78
(1)Level at which 100% of target LTI based on cumulative EPS is achieved.
(2)Level at which 200% of target LTI based on cumulative EPS is achieved.

The Company also utilizes an rTSR measure in addition to cumulative EPS to achieve the following objectives:
•Create direct alignment between equity-based awards and shareholder return performance relative to the market
•Strengthen the link between share price growth and long-term compensation
•Create an effective combination of performance measures that taken together provide an effective balance between earnings and shareholder return expectation
    The comparator group selected for the rTSR metric is the Russell 3000® index. Key selection considerations included industry, revenue, median market capitalization, business model, price volatility, future growth considerations and stock price correlation. After extensive study of alternative broad-based indexes and custom peer groups, the Company believes a broad-based index such as the Russell 3000® index is the most appropriate and objective approach. Difficulties selecting and maintaining a custom performance peer group based on key selection considerations would overly complicate the use of rTSR without improving the effectiveness of linking pay to performance.
Our relative rTSR metric uses a composite out-performance design to capture the magnitude of performance relative to the index and for efficient administration and communication. This design was chosen over percentile rank designs which can over or understate relative performance. The metric also includes a negative rTSR threshold which limits the vesting of units to shares when rTSR is negative regardless of results relative to the index. The following table summarizes our rTSR plan design:

		Vested PSU Payout Percent
Goal Achievement	Company's 3-Year Annualized rTSR Relative to Comparator Group	% of Target PSUs if Company rTSR is Positive	% of Target PSUs if Company rTSR is Negative
Maximum	+18 percentage points or more above Target	200%	100%
Above Target	For every +1 percentage points Company rTSR is above Target	100% plus 5.56% of target	100%
Target	Comparator Group's Annualized rTSR	100%	100%
Below Target	For every -1 percentage points Company rTSR is below Comparator Group	100% less 5% of target	100% less 5% of target
Threshold	-12 percentage points below Comparator Group	40%	40%
Below Threshold	More than -12 percentage points below Comparator Group	0%	0%

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An averaging period is used to establish the starting and ending stock price and Russell 3000® index price for the 3-year performance period. The average of closing prices on trading days during the month of December immediately preceding the first January of the performance period establishes the starting point. The ending averaging period used for determining performance and the corresponding payout percentage is the average of closing prices during the last December of the 3-year performance period. Pre-established averaging periods are used to alleviate market timing and volatility concerns.
We believe the use of the equity awards described above creates long-term incentives that balance the goals of growing stock price and strong Company earnings.
Below are rTSR-based PSU performance results for the three-year period ending in 2021:

Relative TSR	Company Actual TSR 2019 - 2021	Russell 3000 Index	Difference	Percent of Target PSU Value Earned
3 years ended 2021	9.65%	23.99%	(14.34)%	—%
Other Considerations
As a publicly-traded company, we are subject to Section 162(m) which limits our ability to deduct for U.S. income tax purposes compensation in excess of $1 million paid to our NEOs. The Tax Cuts and Jobs Act of 2017 made significant changes to Section 162(m). Beginning in 2018, the exception to the $1 million deduction limitation for commission and performance-based compensation has been eliminated. However, compensation paid pursuant to a written binding agreement in effect on November 2, 2017 that has not been materially modified thereafter is grandfathered and can continue to qualify for the performance-based compensation exemption, assuming all other Section 162(m) requirements are met. Because of the ambiguities and uncertainties as to the scope of this grandfather provision, no assurance can be given that compensation originally intended to qualify for the exemption will, in fact, be fully deductible.

The Compensation Committee considers tax deductibility to be an important, but not the sole, or primary, consideration in setting executive compensation. Because the Compensation Committee also recognizes the need to maintain flexibility to make compensation decisions when necessary to enable the Company to continue to attract, retain, and motivate talented executive officers, it reserves the authority to approve potentially non-deductible compensation.
Stock Ownership and Retention Policy
Our Board has adopted a stock ownership and retention policy that applies to NEOs, other officers and directors who receive equity compensation. The policy is intended to align the interests of directors and executives with the interests of the Company’s shareholders by ensuring that executives maintain significant levels of stock in the Company throughout their careers. Our policy specifies both a target ownership level expressed as a multiple of base salary (the salary multiple varies by position), as well as a percentage of additional shares which must be retained as further shares are acquired under the long-term compensation plans. Company officers are required to retain at least 75% of the net shares acquired through the plan until their guideline ownership level is achieved; thereafter, they are required to retain 25% of the future net shares which they acquire, until two times their established target ownership level is achieved.
The target ownership levels for the NEOs are as follows:

Position	Multiple of Pay
CEO	6 x Salary
CFO	3 x Salary
Group Presidents	2 x Salary
Other Corporate Officers	1 x Salary
The Stock Ownership and Retention Policy provides for a reduction in the ownership requirements for participants approaching retirement. This reduction begins at two years from retirement and drops the target ownership level by 1/3 and by another 1/3 at one year from normal retirement age. “Retirement” is defined as a termination of employment on or after the date that the participant has attained the age of sixty (60) and has had at least five (5) years of continuous employment with the Company, or any subsidiary.

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The Company prohibits hedging activities on Company stock by its officers and directors, as well as the pledging of shares. For purposes of the Company’s anti-hedging policy, “hedging” of an interest in stock means the buying or selling of derivatives or other financial instruments, most commonly (but not exclusively) futures, put options and call options on Company stock, in order to monetize the stock, or mitigate the risk of stock ownership, and “pledging” of an interest in stock is defined as granting the stock as collateral to a creditor as security for a loan or other obligation. The policy applies to the Company’s officers and directors, but it does not apply to employees who are not otherwise officers. The policy applies only to Company stock, and not to other equity securities or equity securities of its subsidiaries.
Compensation Recoupment Policy
In accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, the CEO and CFO are required to reimburse the Company for bonuses, or other incentive-based or equity-based compensation, and profits from securities sales following certain financial restatements resulting from misconduct. We have also adopted a policy requiring the repayment or “clawback” of excess cash or equity-based compensation from each executive officer of the Company (and also the controller of the relevant business unit) where the payments were based on the achievement of financial results that were subsequently the subject of a financial restatement (where misconduct is the cause of the restatement).
Post-Termination Compensation/Retirement Programs
Our overall retirement philosophy is to provide plans that are competitive, cost effective and work together with Social Security and employee savings to provide meaningful retirement benefits.
We offer two separate retirement programs:
•Retirement Savings Investment Plan ("401(k) Plan")—promotes employee savings for retirement, with Company matching a portion of the savings and non-elective contributions for participants. For 2021, all NEOs are eligible for a performance-based contribution of up to 5%. The actual performance-based contribution for 2021 was 5.0%.
•Deferred Compensation Plan ("DCP")—works in conjunction with the 401(k) Plan to provide additional elective deferral opportunities to key employees that would otherwise be limited due to statutory rules.

Employment Agreements and Severance

Patrick Bowe
    Mr. Bowe's executive employment agreement is for an indefinite term, subject to termination at any time by the Company or Mr. Bowe.
    For a period of twenty-four months (thirty-six months in the event of a change-in-control) following his termination of employment, Mr. Bowe is prohibited from competing against the Company, soliciting its customers or employees, and working for a competitor. Mr. Bowe has also agreed that he will not disclose the Company’s confidential information.

William E. Krueger
In February of 2022, the Company entered into an amended and restated employment agreement ("Employment Agreement") with Trade & Processing President, William E. Krueger.

Under the terms of the Employment Agreement in connection with his position as Trade & Processing President, Mr. Krueger is entitled to the following:

•$750,000 annual base salary;
•Upon the achievement of target-level performance, an annual bonus of one hundred fifty-eight and one-third percent (158.33%) of his annual base salary, or $1,187,475;
•Beginning in 2022, eligible for annual equity incentive grants pursuant to the Company’s 2019 Plan, with a target grant date value of seventy-five percent (75%) of his annual base salary, or $562,500; and
•All of the Company’s benefit plans or arrangements in effect from time to time with respect generally to senior executives, including the Change in Control and Severance Agreement;

The Employment Agreement is for a one-year term commencing as of February 22, 2022 and thereafter continuing automatically on a year to year basis unless either the Company or Mr. Krueger shall give not less than 6 months’ prior written notice to the other of such party’s intent not to continue the Employment Agreement at the end of the then-current term.
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Other Executives
We have entered into agreements with our NEOs and certain other key employees that require us to provide compensation to them in the event of certain qualifying non-elective terminations of employment. For qualifying terminations other than in connection with a change in control of the Company, the agreements provide that the NEOs and other key employees will receive cash severance equal to their annual base salary plus target annual cash bonus. For qualifying terminations in connection with a change in control of the Company, the agreements provide that the NEOs and other key employees will receive cash severance equal to two times their annual base salary plus target annual cash bonus. Certain vesting periods under our long-term incentive (equity) plans may accelerate under certain termination and change in control situations, as more fully described below in “Termination / Change in Control Payments”. The agreements also provide for a lump sum premium subsidy for the continuation of health care benefits for the duration of the severance period. The agreements are intended to help assure continuation of management during potential change of control situations, and to assist in recruiting and retention of key executives.
In addition, the 2019 Plan does not provide for automatic single-trigger vesting upon a Change in Control.
Perquisites

Other than required executive officer physicals, there are no perquisites, unusual reimbursements or non-cash rewards (other than equity).

Summary Compensation Table
The table below summarizes the total compensation paid or earned by each of the NEOs for the fiscal years ended December 31, 2021, 2020 and 2019.

Name and Position (1)	Year	Salary (2)	Bonus (3)(9)	Stock Awards (4)(9)(10)(11)	Option Awards (5)	Non-Equity Incentive Plan Compensation (6)(9)	Change in Pension Value & Nonqualified Deferred Compensation Earnings (7)	All Other Compensation (8)	Total
(a)	(b)	(c)($)	(d)($)	(e)($)	(f)($)	(g)($)	(h)($)	(i)($)	(j)($)
Patrick E. Bowe President and Chief Executive Officer	2021	960,000	—	2,849,435	6,338	1,846,000	—	105,126	5,766,899
	2020	996,923	—	2,214,057	3,359	400,000	—	138,396	3,752,735
	2019	953,007	—	2,733,531	2,919	492,000	—	123,296	4,304,753
Brian A. Valentine Executive Vice President, Chief Financial Officer	2021	481,154	—	622,691	—	825,000	—	52,091	1,980,936
	2020	482,885	—	479,593	—	190,000	—	48,783	1,201,261
	2019	465,000	—	585,080	—	225,000	—	80,904	1,355,984
William E. Krueger President, The Andersons Trade and Processing	2021	600,000	—	469,166	—	1,750,000	—	120,388	2,939,554
	2020	623,077	—	386,767	—	875,393	—	66,281	1,951,518
	2019	590,193	—	4,822,989	—	930,387	—	19,268	6,362,837
Christine M. Castellano Executive Vice President, General Counsel & Corporate Secretary	2021	400,000	—	312,796	—	600,000	—	31,408	1,344,204
	2020	361,539	—	436,378	—	100,000	—	172,755	1,070,672
Joseph E. McNeely President, The Andersons Nutrient and Industrial	2021	417,308	—	398,214	6,338	627,000	—	252,729	1,701,589
	2020	390,000	—	335,678	3,359	150,000	—	40,309	919,346
	2019	357,692	—	226,494	2,919	120,000	—	27,642	734,747
(1)NEOs include the CEO and CFO who certify the quarterly and annual reports the Company files with the SEC. The remaining NEOs are the three next highest paid executive officers.
(2)Salaries for Mr. Bowe and Mr. McNeely include voluntary deductions to the Company’s qualified Section 423 ESPP which is available to all employees. Amounts withheld for Mr. Bowe for 2021, 2020 and 2019 were $24,000, $24,000 and $21,144, respectively. Amounts withheld for Mr. McNeely for 2021, 2020 and 2019 were $24,000, $24,000 and $21,144, respectively.
(3)Annual bonus is delivered through a formula-based incentive compensation program and included in column (g).
(4)Represents the grant date fair value of PSUs granted July 1, 2019 and March 1, 2019, 2020 and 2021 and RSAs granted March 1, 2019, 2020 and 2021, computed in accordance with the assumptions as noted in Note 15 to the Company’s audited financial statements included in Form 10-K, Item 8. Amounts for Mr. Krueger also include the grant date fair value of RSAs granted one time on January 2, 2019 in connection with the Company's acquisition of LTG. Amounts for Ms. Castellano also include the grant date fair value of RSAs granted on February 3, 2020, upon her hiring. Amounts for Mr. McNeely also include the grant date fair value of RSAs granted on August 1, 2020 and 2021, as a result of his appointment to President, Nutrient and Industrial in 2020. At each grant date, we expected to issue the target award under the PSU grants which is equal to 50% of the maximum award.
(5)Represents the fair value of the option component in the ESPP. The grant date fair value of the ESPP option was computed in accordance with the assumptions as noted in Note 15 to the Company’s audited financial statements included in the 2021 Form 10-K, Item 8.
(6)Represents the annual AIP payout earned for each NEO as previously described. Approximately 75% of the award is based on specific results of the NEO’s formula program with the remainder of the award representing a portion of the Company “discretionary” pool. Overall awards (individual formula and awards from the discretionary pool) are approved by the Committee. For 2020, the Committee approved funding of the discretionary pool to reward employees for extraordinary efforts during the COVID-19 crisis. 2021 and 2020 amounts for Mr. Krueger also include an additional incentive payment
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tied to the trading performance of Trade & Processing. The 2019 amount for Mr. Krueger also includes an additional incentive payment tied solely to the pretax income performance of legacy LTG as compared to target.
(7)Represents the annual change in the NEO’s accumulated benefit obligation. Defined benefit plans included the Defined Benefit Pension Plan and Supplemental Retirement Plan in 2015. Only the Supplemental Retirement Plan is included here, as the Defined Benefit Pension Plan was terminated in 2015. See Note 6 to the Company’s audited financial statements included in Form 10-K, Item 8 for information about assumptions used in the computation of the defined benefit plans. The DCP is a voluntary plan allowing for deferral of compensation for officers and highly compensated employees in excess of the limits imposed by the Internal Revenue Service under the Company’s 401(k) Plan. Earnings on deferred compensation are based on actual earnings on mutual funds held in a Rabbi trust owned by the Company and do not include any above market returns.
(8)Represents the Company-match and performance contribution contributed to defined contribution plans (401(k) Plan and DCP) on behalf of the named executive, life and long-term disability insurance premiums paid by the Company for each of the named executives, the cost of required executive physicals paid by the Company, service awards, and restricted share dividends. Amounts for Mr. Valentine in 2019 and Ms. Castellano in 2020 also include reimbursement of moving and relocation expenses. Amount for Mr. McNeely in 2021 also includes a one-time $150,000 retention bonus in light of the successful completion of the divestiture of the Rail Leasing business. Amounts for Mr. Bowe for the years 2021, 2020 and 2019, respectively, consist of dividends on restricted stock of $44,955, $37,237 and $41,978; DCP company match of $26,442, $51,368 and $37,484; 401(k) Plan performance contribution of $14,891, $31,172 and $27,872; 401(k) Plan company match of $11,600, $11,400 and $11,200; executive physicals of $3,110, $2,425 and $2,450; life and long-term disability insurance premiums of $4,128, $4,594 and $1,812; and healthy lifestyles discount of $0, $200 and $500.
(9)In 2019, Mr. Krueger received one-time cash and vested and unvested Company restricted shares in consideration for his vested and unvested equity units in LTG (for which he served as CEO), in connection with the Company's acquisition of LTG effective January 1, 2019. Mr. Krueger also received Company restricted shares in satisfaction of LTG's one-time retention award obligations to him and other key executives in connection with the acquisition. The Company paid one-time bonus awards in 2019 to Mr. Krueger and other executives in satisfaction of LTG's bonus obligations to Mr. Krueger and other executives for 2018 performance.
(10)Excludes 12,129 restricted shares issued one time in 2019 in connection with the LTG acquisition.
(11)In response to the COVID-19 global pandemic, the senior executives agreed to reduce either their 2020 AIP payout or 2021 equity awards by an amount equal to 10% of their salary for six months. All current NEOs chose to take the reduction through their 2021 equity awards.
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Grants of Plan-Based Awards
During 2021, we issued grants and paid cash bonuses to our NEOs pursuant to the 2019 Plan and the AIP respectively. Information with respect to each of the awards, including estimates regarding payouts during the relevant performance period under each of these programs during 2021, is set forth below:

Name	Grant Date	Date of Board Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	All Other Option Awards: Number of Securities Under-lying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
(a)	(b)		(c)($)	(d)($)	(e)($)	(f)(#)	(g)(#)	(h)(#)	(i)(#)	(j)(#)	(k)($)	(l)($)
Patrick E. Bowe	1/2/21	3/1/20	—	—	—	—	—	—	1,834	—	—	44,955
	3/1/21	2/19/21	288,000	960,000	1,920,000	11,908	59,542	119,084	36,938	—	—	989,938
Brian A. Valentine	1/2/21	3/1/20	—	—	—	—	—	—	590	—	—	14,465
	3/1/21	2/19/21	123,675	412,250	824,500	2,228	11,142	22,284	10,251	—	—	274,727
William E. Krueger (4)	1/2/21	3/1/20	—	—	—	—	—	—	2,305	—	—	56,488
	3/1/21	2/19/21	285,000	950,000	1,900,000	1,723	8,616	17,232	7,466	—	—	200,089
	4/1/21	12/19/18	—	—	—	—	—	—	238	—	—	6,514
Christine M. Castellano	1/2/21	3/1/20	—	—	—	—	—	—	142	—	—	3,479
	3/1/21	2/19/21	90,000	300,000	600,000	1,149	5,744	11,488	4,978	—	—	133,410
Joseph E. McNeely(5)	1/2/21	3/1/20	—	—	—	—	—	—	242	—	—	5,926
	3/1/21	2/19/21	94,069	313,562	627,124	919	4,596	9,192	3,906	—	—	104,681
	8/1/21	7/16/20	—	—	—	—	—	—	5,618	—	—	150,001
(1)Amounts listed for the non-equity incentive compensation plan represent the individual formula Maximum, Target and Threshold under the AIP. The program also provides for an additional amount of 25% of the overall pool which is subject to and funded by Company earnings. This discretionary pool is available for award to all AIP participants. Determination of this award component is made by the CEO and approved by the Committee. The CEO’s discretionary award is determined by the Committee. As noted previously, the Company has elected to limit base salaries and place more compensation dollars “at risk” which may be earned in this incentive program. The Thresholds and Targets for each business unit and the total Company are presented by the Company for each NEO (and their business unit) and are preliminarily approved by the Board in its December meeting prior to the beginning of the AIP year.
(2)Equity awards are EPS-based PSUs which will be awarded based on the three-year cumulative diluted EPS for the years ended December 31, 2023 and rTSR-based PSUs which will be awarded based on the relative shareholder return performance for the three years ended December 31, 2023. These awards require employment at the end of the performance period except in the case of death, permanent disability, retirement or termination without cause as a result of a sale of the business unit. If an employee meets one of these exceptions and if the award triggers at the end of three years, the grantee will receive a pro rata award. At the end of the performance period, the appropriate number of shares will be issued along with additional shares representing equivalent dividends paid to shareholders during the period. The Company is currently expensing the EPS-based award at the maximum award level and expects that this is the most probable outcome at this time.
(3)RSA’s granted March 1, 2021 have a grant date fair value of $26.80 per share, which represents the closing price on the issuance date. Grants also include dividend equivalents on the 2018, 2019 and 2020 RSA grants, of which one-third of the grants vested as of January 1, 2021. Cumulative dividends from the 2018 grant date through the date of issuance were $2.05, which was multiplied by the shares issued and converted to shares at the December 31, 2020 closing price of $24.51. In 2020, each NEO's compensation was reduced by an amount equal to 10% of their base salary for six (6) months except for Mr. Bowe who had an amount equal to 15% of his base salary for six month reduced from compensation. Each NEO took this reduction from their 2021 RSA grant. These amounts equaled $72,000 for Mr. Bowe, $23,250 for Mr. Valentine, $18,000 for Mr. McNeely, $30,000 for Mr. Krueger and $20,000 for Ms. Castellano.
(4)See Note (9), Summary Compensation Table regarding the additional RSAs granted to Mr. Krueger in 2019, in connection with the LTG acquisition. Mr. Krueger's 2021 grants also include dividend equivalents on that 2019 RSA grant, of which a portion of the grant vested as of April 1, 2021. Cumulative dividends from the grant date through the date of issuance were $1.73, which was multiplied by the shares issued and converted to shares at the March 31, 2021 closing price of $27.38.
(5)Joseph E. McNeely received an RSA grant in August 2021 in connection with his appointment to the role of President, The Andersons Nutrient and Industrial in 2020. RSAs granted August 1, 2021 have a grant date fair value of $26.70 per share, which represents the closing price on the issuance date.

The Andersons, Inc. | 2022 Proxy Statement | 51

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes equity awards granted to our NEOs that were outstanding as of December 31, 2021:

		Option Awards					Stock Awards
Name	Grant Date (5)	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable (1)	Equity incentive plan awards: number of securities underlying unexercised unearned options	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested (2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (3)
(a)		(b)(#)	(c)(#)	(d)(#)	(e)($)	(f)	(g)(#)	(h)($)	(i)(#)	(j)($)
Patrick E. Bowe	3/1/2021	—	—	—	—	—	—	—	119,084	4,609,742
	3/2/2020	—	—	—	—	—	—	—	144,536	5,594,989
	3/1/2019	—	—	—	—	—	—	—	86,692	3,355,847
	3/1/2021	—	—	—	—	—	36,938	1,429,870	—	—
	3/2/2020	—	—	—	—	—	32,119	1,243,326	—	—
	3/1/2019	—	—	—	—	—	9,632	372,855	—	—
	11/2/2015	141,910	—	—	35.40	11/2/22	—	—	—	—
Brian A. Valentine	3/1/2021	—	—	—	—	—	—	—	22,284	862,614
	3/2/2020	—	—	—	—	—	—	—	25,932	1,003,828
	3/1/2019	—	—	—	—	—	—	—	15,508	600,315
	3/1/2021	—	—	—	—	—	10,251	396,816	—	—
	3/2/2020	—	—	—	—	—	8,643	334,571	—	—
	3/1/2019	—	—	—	—	—	2,584	100,027	—	—
William E. Krueger (4)	3/1/2021	—	—	—	—	—	—	—	17,232	667,051
	3/2/2020	—	—	—	—	—	—	—	20,912	809,504
	3/1/2019	—	—	—	—	—	—	—	12,504	484,030
	3/1/2021	—	—	—	—	—	7,466	289,009	—	—
	3/2/2020	—	—	—	—	—	6,970	269,809	—	—
	3/1/2019	—	—	—	—	—	2,083	80,633	—	—
	3/1/2019	—	—	—	—	—	36,939	1,429,909	—	—
Christine M. Castellano	3/1/2021	—	—	—	—	—	—	—	11,488	444,700
	3/2/2020	—	—	—	—	—	—	—	13,944	539,772
	3/1/2021	—	—	—	—	—	4,978	192,698	—	—
	3/2/2020	—	—	—	—	—	4,647	179,885	—	—
	2/3/2020	—	—	—	—	—	5,291	204,815	—	—
Joseph E. McNeely	3/1/2021	—	—	—	—	—	—	—	9,192	355,822
	3/2/2020	—	—	—	—	—	—	—	10,040	388,648
	3/1/2019	—	—	—	—	—	—	—	6,004	232,415
	8/1/2021	—	—	—	—	—	5,618	217,473	—	—
	3/1/2021	—	—	—	—	—	3,906	151,201	—	—
	8/1/2020	—	—	—	—	—	7,032	272,209	—	—
	3/2/2020	—	—	—	—	—	3,345	129,485	—	—
	3/1/2019	—	—	—	—	—	1,000	38,710	—	—
(1)Options with an expiration date of November 2, 2022 became fully vested on November 2, 2018.
(2)Represents the market value of outstanding restricted shares at the December 31, 2021 closing price of $38.71.
(3)Equity incentive plan awards that have not vested represent PSUs as described previously. These amounts represent the maximum award for each tranche with performance periods ending December 31, 2021, December 31, 2022 and December 31, 2023, respectively. The market value for these grants is based on a December 31, 2021 closing price of $38.71. Currently the Company expects payout at 31%, 65% and 100% of the maximum award for the performance periods ending January 1, 2022, 2023 and 2024, respectively.
(4)See Note (9), Summary Compensation Table.
(5)Restricted shares vest 1/3 on January 2 following the grant date and an additional 1/3 each January after that. PSUs vest on January 2 following the end of the 3-year performance period.

The Andersons, Inc. | 2022 Proxy Statement | 52

Option Exercises and Stock Vested
With respect to the NEOs, the following table provides information concerning stock options that were exercised and stock awards that vested during fiscal 2021. The stock awards that vested in 2021 were RSAs granted in 2018, 2019 and 2020, plus dividend equivalent shares as described previously. The amount for William E. Krueger also includes RSAs granted in January 2019, following the Company's acquisition of LTG.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
(a)	(b)(#)	(c)($)	(d)(#)	(e)($)
Patrick E. Bowe	183,090	463,106	37,464	918,247
Brian A. Valentine	—	—	12,066	295,741
William E. Krueger	—	—	48,818	1,208,008
Christine M. Castellano	—	—	5,112	125,294
Joseph E. McNeely	—	—	7,476	183,231

The Company believes in effectively managing its equity compensation programs while minimizing shareholder dilution. For this reason, the Company and the Compensation & Leadership Development Committee considers both the Company’s “burn rate” and our “overhang” percentage (as noted in plan proposal on page 21) in evaluating the impact of grants under our long-term incentive plans on our shareholders.

Pension Benefits
The Company maintains a Retirement Benefits Committee, not comprised of independent directors. The Board has delegated its authority to perform certain administrative, regulatory and fiduciary duties required of management as plan sponsor to the Retirement Benefits Committee. The Retirement Benefits Committee acts as the Plan Administrator for the Supplemental Retirement Plan, 401(k) Plan, DCP and the ESPP. As noted previously, the SRP was frozen for employees as of July 1, 2010. None of the 2021 NEOs are eligible for retirement benefits under the non-qualified SRP, as they were hired after the plan was frozen.
Non-qualified Deferred Compensation
The Company provides a non-qualified DCP for employees whose 401(k) Plan contributions are limited by Internal Revenue Service regulations. The DCP mimics the 401(k) Plan sponsored by the Company in that participants may select the same investment options (excluding Company Common Shares) providing the potential for equivalent returns. The plan assets are held in a Rabbi Trust on the Company’s Consolidated Balance Sheets, and a liability is included for the compensation deferred by employees. Currently, eligible employees may defer up to 30% of their base salary and up to 50% of their bonus. Set forth below is a table with the NEOs’ plan information for 2021.

	For the Year Ended December 31, 2021				As of December 31, 2021
Name	Executive Contribution	Registrant Contributions (1)	Aggregate Earnings (1)	Aggregate Withdrawals / Distributions	Aggregate Balance
(a)	(b)($)	(c)($)	(d)($)	(e)($)	(f)($)
Patrick E. Bowe	—	26,441	13,992	—	202,326
Brian A. Valentine	—	14,750	5,271	—	52,877
William E. Krueger	—	27,090	4,335	—	49,309
Christine M. Castellano	40,000	8,400	3,087	—	51,487
Joseph E. McNeely	41,739	9,439	52,710	—	369,429
(1)The registrant contributions above are included in the Summary Compensation Table as part of “All Other Compensation.” As the investments are made in mutual funds, none of the earnings are above-market and are therefore not included in the Summary Compensation Table.

The Andersons, Inc. | 2022 Proxy Statement | 53

Termination / Change in Control Payments
The Company grants severance in the event of position elimination and in the event of a change in control under Change in Control and Severance Policy Participation Agreements entered into with NEOs and other key employees. These agreements clarify that qualifying terminations within a specified period up to three months before or up to 24 months after a defined change in control of the Company will result in cash severance equal to two years of salary and target bonus, plus certain health benefits for that same two years. The severance payments will be paid out in a lump sum following a qualified termination. For qualifying terminations other than due to a change in control, NEOs will receive cash severance and certain health benefits for a one-year period. Payments under the Supplemental Retirement Plan and DCP are not impacted by these agreements.
Under each of the Change in Control and Severance Policy Participation Agreements, the applicable executive agrees not to divulge confidential information during or after his term of employment. In addition, the executive agrees not to compete with, or solicit the customers or employees of, the Company during and for a period of one year following a termination of employment without cause (for which period the executive will receive severance payments). Upon a termination of employment without cause and following a change of control of the Company, this period is extended to two years (for which period the executive will receive severance payments).
The following table presents the value of these agreements by NEO as if termination occurred on December 31, 2021:

Name	Cash Severance		Health (3)	Outplacement Services (4)	Cash Value	Additional Severance for Change in Control (5)	Cash Value if Change in Control
	Salary (1)	Bonus (2)
Patrick E. Bowe	$960,000	$960,000	$12,259	$9,000	$1,941,259	$1,932,259	$3,873,518
Brian A. Valentine	485,000	412,250	17,278	9,000	923,528	914,528	1,838,056
William E. Krueger	600,000	950,000	17,926	9,000	1,576,926	1,567,926	3,144,852
Christine M. Castellano	400,000	300,000	9,672	9,000	718,672	709,672	1,428,344
Joseph E. McNeely	450,000	313,562	17,378	9,000	789,940	780,940	1,570,880
(1)Salary portion of cash severance for other than a change in control is equal to one year’s salary.
(2)Bonus is equal to target bonus for 2021. The individuals also get a prorated portion of their actual bonus for any partial year worked.
(3)Value of health benefits to be continued for up to 52 weeks based on years of service. All NEOs qualify for a full year of coverage. NEOs are responsible to continue their share of premium consistent with their coverage prior to termination.
(4)Value estimated for one year of service.
(5)If a termination is due to a change in control, participants are eligible for an additional year of cash severance and health benefits.
Termination due to death would result in the following company-provided group life insurance proceeds in addition to accelerated vesting of RSAs and prorated adjustment of PSUs with subsequent issuance subject to any performance vesting criteria.

Name	Life Insurance Proceeds
Patrick E. Bowe	$1,000,000
Brian A. Valentine	930,000
William E. Krueger	1,000,000
Christine M. Castellano	800,000
Joseph E. McNeely	800,000

The Andersons, Inc. | 2022 Proxy Statement | 54

Director Compensation
The following description of director compensation reflects the program in place for 2021. Director compensation is reviewed regularly and compared to the proxy information from the same peer companies used for executive compensation.
Directors who are not employees of the Company receive an annual retainer of $60,000.
Committee chairpersons each receive an additional retainer as follows: Audit Committee $15,000 annually, Compensation Committee $10,000 annually, and all other Committees $7,500 annually. The Lead Director also receives a $15,000 annual retainer. Michael J. Anderson, Sr. transitioned to a non-employee Director and Board Chair on January 2, 2017. His director compensation as Board Chair is the same as the Lead Director. Directors may elect to receive their retainers in cash or Common Shares. Retainers are paid on a quarterly basis in May, August, November and February.
Directors are not paid for individual board meetings. Committee meetings (including those held or attended via teleconference) are paid at $1,500 for all Committees. Additional compensation may be paid to individual directors for work requiring time and effort beyond what is normally expected to prepare for and attend Board and Committee meetings including orientation for new directors and special projects.
Directors receive an annual equity grant of RSAs, other than Michael J. Anderson, Sr., who received an equivalent amount of cash. The value of annual grants for 2021 was $100,000. Director grants of RSAs will fully vest after one year from date of grant. Directors appointed between annual meeting dates receive a prorated equity grant. Directors have an equity ownership target of five times their annual retainer ($300,000). Until reaching this ownership level, they are required to retain 75% of the shares issued through equity grants by the Company.
Patrick E. Bowe was the only employee director during 2021. He received no additional compensation for his directorship.

Name	Fees earned or paid in cash	Stock awards (1)(2)(3)	Total
(a)	(b)($)	(c)($)	(d)($)
Gerard M. Anderson (2)	67,500	114,357	181,857
Michael J. Anderson, Sr.	175,000	—	175,000
Gary A. Douglas	49,500	110,078	159,578
Stephen F. Dowdle (2)(3)	7,500	174,343	181,843
Pamela S. Hershberger (2)	91,500	114,357	205,857
Catherine M. Kilbane (2)	97,500	114,357	211,857
Robert J. King, Jr. (2)	76,500	114,357	190,857
Ross W. Manire (2)	86,500	114,357	200,857
Patrick S. Mullin (2)	22,500	4,279	26,779
John T. Stout, Jr. (2)(3)	52,500	129,353	181,853
(1)RSAs were granted to all Directors, except Michael J. Anderson, Sr. and Patrick S. Mullen, on May 7, 2021 and are valued at $30.86 per share, the closing price on the date of issuance.
(2)RSA dividend equivalent shares were granted on May 1, 2021 and are valued at $28.72 per share, the closing price on the date prior to issuance.
(3)Directors can make an election to receive common stock in lieu of all or 50% of the retainer fees. All of these shares are fully vested. For purposes of determining the number of shares to be issued in lieu of such fees, the shares are valued at the closing price on the date prior to issuance which was January 29 ($23.00), May 7 ($30.86), July 30 ($26.70) and October 29 ($34.06) for the fees noted above.
The Andersons, Inc. | 2022 Proxy Statement | 55

Outstanding equity awards for non-employee directors and former directors at December 31, 2021 are as follows:

Name	Outstanding Restricted Share Awards (#)
Gerard M. Anderson	3,567
Michael J. Anderson, Sr.	—
Gary A. Douglas	3,567
Stephen F. Dowdle	3,567
Pamela S. Hershberger	3,567
Catherine M. Kilbane	3,567
Robert J. King, Jr.	3,567
Ross W. Manire	3,567
John T. Stout, Jr.	3,567

The Andersons, Inc. | 2022 Proxy Statement | 56

CEO Pay Ratio

The Company's CEO to median employee pay ratio is calculated pursuant to Item 402(u) of Regulation S-K.
Although there were changes to our employee population in 2021 due to the sale of our Rail Leasing business, we do not believe these changes would significantly impact the pay ratio disclosure and therefore we did not identify a new median employee. We identified the median employee by examining 2018/2019 eligible compensation under the Company’s qualified and non-qualified retirement benefit plans (“Retirement Benefit Eligible Compensation”) for all individuals, excluding our CEO, who were employed by the Company on November 15, 2019. We believe the use of Retirement Benefit Eligible Compensation for all employees is a consistently applied compensation measure because it takes into account base pay for all employees, hours worked and overtime for hourly employees, plus bonuses, and because this measurement excludes equity awards which the Company does not widely distribute to employees. Approximately three percent (3%) of our employees receive annual equity awards. It is important to note that Retirement Benefit Eligible Compensation was calculated and used for all employees, including those who were not actively contributing or not eligible to contribute to a retirement benefit account for the pay periods completed during the twelve (12) month period from November 16, 2018 to November 15, 2019. Except for one (1) Singapore and fourteen (14) United Kingdom employees out of a total population of 2,583 employees, which was considered a de minimis number of non-US employees, we included all employees, whether employed on a full-time, part time, seasonal, or temporary basis. We did not make any assumptions, adjustments or estimates with respect to Retirement Benefit Eligible Compensation, but we did annualize such compensation for any full-time and part time employees that were not employed by the Company for the full twelve (12) month period from November 16, 2018 to November 15, 2019.
We have calculated the annual total compensation for the median employee using the same methodology we use for our CEO as set forth in the Summary Compensation Table in the Compensation Discussion and Analysis section. We also included amounts for Company paid non-discriminatory benefits for both the median employee and CEO in the total compensation calculations. Benefit values were based on the elections of the CEO and the median employee in effect on November 15, 2021 plus the value of other non-elective benefit coverages.
Based on the methodology described above and as illustrated in the table below, the Company’s 2021 ratio of CEO's pay to the median employee's pay is estimated as 71 to 1.

CEO TO MEDIAN EMPLOYEE PAY RATIO

	CEO	Median Employee
Salary/Wages	$960,000	$55,704
Bonus	—	—
Stock Awards	2,849,435	—
Option Awards	6,338	—
Non-Equity Incentive Plan Compensation	1,846,000	5,158
Change in Pension Value and Nonqualified Deferred Compensation Earnings	—	—
Other Compensation	105,126	4,313
Value of non-discriminatory Company paid benefits	12,259	15,878
TOTAL	$5,779,158	$81,053

The Andersons, Inc. | 2022 Proxy Statement | 57

Other Information
Shareholder Proposals for 2023 Annual Meeting
Shareholder proposals intended for inclusion in the Company’s proxy statement relating to its 2023 annual meeting must be received by the Company no later than November 25, 2022 and must otherwise comply with the SEC’s rules, to be considered for inclusion in the Company’s proxy materials.
In addition, the Company’s Code of Regulations establishes advance notice procedures for (1) the nomination, other than by or at the direction of the Board or the Company, of candidates for election as directors and (2) business to be brought before an annual meeting of shareholders other than by or at the direction of the Board or the Company. Any shareholder who wishes to submit a proposal to be acted upon at next year’s annual meeting or who proposes to nominate a candidate for election as a director must submit such notice in compliance with such procedures. Any such proposals, as well as any questions related thereto, should be timely submitted in writing to the Company’s Secretary at the address below. The Company’s Secretary must receive any such proposals or nomination no earlier than January 6, 2023 and no later than February 5, 2023. The Company will not entertain any proposals or nominations at the annual meeting that do not meet the requirements set forth in the Company’s Code of Regulations. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, proxy holders may exercise discretionary voting authority under proxies that the Company solicits to vote in accordance with their best judgment on any such shareholder proposal or nomination.
Additional Information
This proxy information is being mailed with the Company’s December 31, 2021 Summary Annual Report to Shareholders including the Annual Report on Form 10-K. You may obtain additional copies of the Company’s Annual Report on Form 10-K free of charge upon oral or written request to the Secretary of the Company at 1947 Briarfield Boulevard, Maumee, Ohio 43537. You may also obtain a copy of this document at the Securities and Exchange Commission’s Internet site at http://www.sec.gov. Our Annual Report on Form 10-K was filed on February 24, 2022 and this proxy statement will be filed on or about March 10, 2022.
The proxies being solicited are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to security owners. The Company reserves the right to hire proxy solicitation agents, at its expense, if deemed necessary or appropriate. Our directors, officers and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise.
Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope or register your vote by phone or Internet as soon as possible.

By order of the Board of Directors

/s/ Christine M. Castellano
Christine M. Castellano Secretary

The Andersons, Inc. | 2022 Proxy Statement | 58

APPENDIX A
THE ANDERSONS, INC.
AMENDED AND RESTATED
2019 LONG-TERM INCENTIVE COMPENSATION PLAN
ARTICLE I
PURPOSE
The purpose of this The Andersons, Inc. Amended and Restated 2019 Long-Term Incentive Compensation Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Individuals cash and stock‑based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's stockholders. The Plan is effective as of the date set forth in Article XV.
ARTICLE II
DEFINITIONS
For purposes of the Plan, the following terms shall have the following meanings:
1.1"Acquired Entity" has the meaning set forth in Section 4.4(a).
1.2"Acquired Entity Awards" has the meaning set forth in Section 4.4(a).
1.3"Affiliate" means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an "Affiliate" by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes "service recipient stock" for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.
1.4"Award" means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Other Stock-Based Award or Other Cash-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, an Award Agreement.
1.5"Award Agreement" means any agreement, contract, or other instrument or document evidencing any Award granted hereunder between the Company and the Participant setting forth the terms and conditions applicable to an Award. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Board or Committee, need not be signed by a representative of the Company or a Participant.
1.6"Board" means the Board of Directors of the Company.
The Andersons, Inc. | 2022 Proxy Statement | 59

1.7"Cause"1 means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant who is an Eligible Employee or Consultant, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define "cause" (or words of like import)), (i) a willful, material and substantive breach of written Company policy, which breach is not cured by the Participant within a reasonable time after receipt of written notice from the Company specifying the breach; (ii) a willful, intentional and substantive breach of fiduciary duty to the Company or any of its Affiliates involving personal gain or profit to the Participant; (iii) other employment or services engaged in by the Participant that substantially impairs the Participant's ability to perform his/her obligations, for which consent of the Company was not previously obtained; (iv) conviction of the Participant of any felony or crime of moral turpitude, or any intentional crime in the conduct of his/her office with the Company or any Affiliate, which is materially adverse to the welfare of the Company or any Affiliate, but excluding any conviction which is not the result of any action or inaction by the Participant for his or her personal gain, or in willful violation of law or Company policy; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines "cause" (or words of like import), "cause" as defined under such agreement; provided, however, that with regard to any agreement under which the definition of "cause" only applies on occurrence of a change in control, such definition of "cause" shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant who is a Non-Employee Director, "cause" means an act or failure to act that constitutes cause for removal of a director under applicable Ohio law.
1.8"Change in Control" has the meaning set forth in 11.2.
1.9"Change in Control Price" has the meaning set forth in Section 11.1(b).
1.10"Code" means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury or Internal Revenue Service regulation or other official guidance promulgated thereunder.
1.11"Committee" means any committee of the Board duly authorized by the Board to administer the Plan, which shall initially be the Compensation Leadership and Development Committee. If no committee is duly authorized by the Board to administer the Plan, the term "Committee" shall be deemed to refer to the Board for all purposes under the Plan.
1.12"Common Stock" means the common stock, $0.001 par value per share, of the Company.
1.13"Company" means The Andersons, Inc., an Ohio corporation, and its successors by operation of law.
1.14"Consultant" means any natural person who is an advisor or consultant to the Company or its Affiliates.
1.15"Disability" means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant's Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.
1.16"Effective Date" means the effective date of the Plan as defined in Article XV.
1    Note: Eliminated the requirement that the termination of service be tied to Cause. This allows the Company to apply the Cause concept to (i) Participants who resign to avoid being fired for Cause, and (ii) Participants who are terminated without Cause but then the Company discovers that Cause existed during that Participant's employment.
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1.17"Eligible Employee" means each employee of the Company or an Affiliate.
1.18"Eligible Individual" means an Eligible Employee, Non-Employee Director or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein.
1.19"Exchange Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
1.20"Fair Market Value" means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code, as of any date and, except as my be provided in an Award Agreement, (a) the last sales price reported for the Common Stock on the applicable date as reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Common Stock is not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code.
1.21"Family Member" means "family member" as defined in Section A.1.(a)(5) of the general instructions of Form S-8.
1.22"Incentive Stock Option" means any Stock Option granted to a Participant who is an Eligible Employee of the Company, its Subsidiaries and its Parents (if any) under Article VI of the Plan that is intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.
1.23"Lead Underwriter" has the meaning set forth in Section 14.19.
1.24"Lock-Up Period" has the meaning set forth in Section 14.19.
1.25"Non-Employee Director" means a director or a member of the Board of the Company or any Affiliate who is not an active employee of the Company or any Affiliate.
1.26"Non-Qualified Stock Option" means any Stock Option granted to a Participant under Article VI of the Plan that is not an Incentive Stock Option.
1.27"Other Cash-Based Award" means an Award granted to a Participant under Section 10.3 of the Plan that is denominated in cash.
1.28"Other Extraordinary Event" has the meaning set forth in Section 4.2(b).
1.29"Other Stock-Based Award" means an Award granted to a Participant under Section 10.1 of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.
1.30"Parent" means any parent corporation of the Company within the meaning of Section 424(e) of the Code.
1.31"Participant" means an Eligible Individual to whom an Award has been granted pursuant to the Plan.
1.32"Performance Award" means an Award granted to a Participant under Article IX of the Plan that is contingent upon achieving certain Performance Goals.
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1.33"Performance Goals" means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable based on one or more of the performance goals set forth in Exhibit A hereto.
1.34"Performance Period" means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.
1.35"Plan" means this The Andersons, Inc. Amended and Restated 2019 Long-Term Incentive Compensation Plan, as amended from time to time.
1.36"Prior Plan" means The Andersons, Inc. 2014 Long-Term Incentive Compensation Plan.
1.37"Proceeding" has the meaning set forth in Section 14.9.
1.38"Registration Date" means the date on which the Company sells its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act.
1.39"Restricted Stock" means an Award of shares of Common Stock granted to a Participant under Article VIII of the Plan that is subject to restrictions under Article VIII.
1.40"Restriction Period" means a period of time beginning as of the date upon which a Restricted Stock Award or Other Stock-Based Award is made pursuant to the Plan and ending as of the date upon which such Award is no longer restricted or subject to forfeiture provisions.
1.41"Retirement" means, with respect to an Eligible Employee, a Termination of Employment on or after the date that the Participant has attained the age of sixty (60) and has had at least five (5) years of continuous employment with the Company or any Subsidiary. With respect to a Non-Employee Director, "Retirement" means attainment of the mandatory age of retirement or maximum service period, and voluntary termination from the Board, as determined in accordance with Company policies in effect at the time an Award is granted.
1.42"Rule 16b-3" means Rule 16b‑3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.
1.43"Section 4.2 Event" has the meaning set forth in Section 4.2(b).
1.44"Section 409A of the Code" means the nonqualified deferred compensation rules under Section 409A of the Code.
1.45"Securities Act" means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
1.46"Stock Appreciation Right" means the right pursuant to an Award granted to a Participant under Article VII of the Plan consisting of the right to receive an amount in cash and/or shares of Common Stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the exercise price of such right.
1.47"Stock Option" or "Option" means any option to purchase shares of Common Stock granted to a Participant under Article VI of the Plan.
1.48"Stock Unit" has the meaning set forth in Section 10.1(b).
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1.49"Subsidiary" means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.
1.50"Substitute Award" has the meaning set forth in Section 4.4(a).
1.51"Ten Percent Stockholder" means a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.
1.52"Termination" means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.
1.53"Termination of Consultancy" means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non‑Employee Director upon the termination of such Consultant's consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non‑Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term "Termination of Consultancy" does not subject the applicable Award to Section 409A of the Code.
1.54"Termination of Directorship" means that the Non‑Employee Director has ceased to be a director of the Company; except that if a Non‑Employee Director becomes an Eligible Employee or a Consultant upon the termination of such Non-Employee Director's directorship, such Non-Employee Director's ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.
1.55"Termination of Employment" means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non‑Employee Director upon the termination of such Eligible Employee's employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non‑Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term "Termination of Employment" does not subject the applicable Award to Section 409A of the Code.
1.56"Transfer" means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). "Transferred" and "Transferable" shall have a correlative meaning.
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ARTICLE III
ADMINISTRATION
1.1The Committee. The Plan shall be administered and interpreted by the Committee. To the extent required by applicable law, rule or regulation, it is intended that each member of the Committee shall qualify as (a) a "non-employee director" under Rule 16b- 3, and (b) an "independent director" under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.
1.2Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Individuals: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) Performance Awards; (v) Other Stock-Based Awards; and (vi) Other Cash-Based Awards. In particular, the Committee shall have the authority:
(a)to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;
(b)to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;
(c)to determine the number of shares of Common Stock to be covered by each Award granted hereunder;
(d)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);
(e)to determine the amount of cash to be covered by each Award granted hereunder;
(f)to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate in conjunction with or apart from other awards made by the Company outside of the Plan;
(g)to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.4;
(h)to determine whether a Stock Option is an Incentive Stock Option or Non‑Qualified Stock Option;
(i)to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award; and
(j)to modify, extend or renew an Award, subject to Article XII and Section 6.4(l), provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Participant.
1.3Guidelines. Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange
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rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreements or other agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant's consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.
1.4Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.
1.5Designation of Consultants/Liability.
(a)The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.
(b)The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to sub‑section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.
1.6Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer's, employee's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any
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Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under the Plan.
ARTICLE IV
SHARE LIMITATION
1.1Shares.
(a)Available Shares. Subject to any increase or decrease pursuant to Section 4.2, the aggregate number of shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed 7,015,000 shares, plus (i) any shares of Common Stock that are available under the Prior Plan as of May 10, 2019, plus (ii) any shares of Common Stock that are subject to an award under the Prior Plan that lapses, expires, terminates, is canceled, or satisfied in cash or property other than Common Stock on or following May 10, 2019. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be 1,000,000 shares. The available shares under the Plan may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. On and following May 10, 2019, no further awards shall be issued under the Prior Plan.
(b)Share Counting. Any shares of Common Stock underlying an Award of Options or Stock Appreciation Rights shall be counted against this limit as one (1) share for every one (1) Option or Stock Appreciation Right awarded. Any shares of Common Stock underlying a Restricted Stock Award, Performance Award, Other Stock-Based Award or other any Award that is denominated in shares of Common Stock, but is not otherwise described in the preceding sentence, shall be counted against this limit as two (2) shares of Common Stock for every one (1) share of Common Stock underlying or delivered in connection with such Award (provided, that any Award of a type referenced in this sentence and granted prior to May 6, 2022, the effective date of the amendment and restatement of the Plan, shall be counted against this limit as three (3) shares of Common Stock for every (1) share of Common Stock underlying or delivered in connection with such Award). If any Award granted under the Plan or any award under the Prior Plan expires, terminates or is canceled for any reason without having been exercised or satisfied in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan; provided, the number of shares of Common Stock that again become available shall be added back at the same rate as such Award would have reduced the number of available shares of Common Stock pursuant to this Section 4.1. In applying the immediately preceding sentence, if shares of Common Stock otherwise issuable or issued in respect of or as part of any Award are withheld or tendered to cover taxes or the exercise price (including pursuant to a "net exercise"), such shares of Common Stock shall be treated as having been issued under the Plan and shall not be available for future issuance under the Plan. Any Award under the Plan settled in cash, other than cash settled Stock Appreciation Rights, shall not be counted against the foregoing available share limitations.
(c)Participant Limitations. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any single calendar year (including any such Director serving as Chair of the Board), taken together with any cash fees paid to such Non-Employee Director for services during the calendar year, shall not exceed $500,000.
1.2Changes.
(a)The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.
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(b)Subject to the provisions of Section 11.1, if there shall occur any such change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a "Section 4.2 Event"), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award granted under the Plan, and/or (iii) the purchase price thereof, shall be appropriately adjusted. In addition, subject to Section 11.1, if there shall occur any change in the capital structure or the business of the Company that is not a Section 4.2 Event (an "Other Extraordinary Event"), including by reason of any extraordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all of the Company's assets or business, then the Committee, in its sole discretion, may adjust any Award and make such other adjustments to the Plan. Any adjustment pursuant to this Section 4.2 shall be consistent with the applicable Section 4.2 Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Section 4.2 or in the applicable Award Agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event.
(c)Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or 4.2(b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half; provided that, Awards of Stock Options and Stock Appreciation Rights shall, in any event, be rounded-down to the nearest whole-share. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.
1.3Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.
1.4Substitution Awards and Shares Issuable Under Acquired Company Plans.
(a)The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Substitute Awards under the Plan. Substitute Awards shall not be counted against or otherwise reduce the number of available shares under the Plan. For purposes of this Section 4.4, "Substitute Award" means an Award granted under the Plan in substitution for stock and stock-based awards ("Acquired Entity Awards") held by current and former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Individuals or whose awards are assumed or substituted as the result of a merger, consolidation or combination of the employing corporation or other entity (the "Acquired Entity") with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Entity immediately prior to such merger, consolidation, acquisition or combination in order to preserve for the Participant the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value.
(b)If a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the
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holders of common stock of the entities party to such acquisition or combination) may be used for Awards and shall not reduce the available shares under the Plan. Awards using such available shares under acquired plans shall not be made after the date awards could have been made under the terms of the acquired plan, absent the acquisition or combination, and shall only be made to individuals who were not eligible to participate in the Plan prior to such acquisition or combination.
ARTICLE V
ELIGIBILITY AND GENERAL REQUIREMENTS
1.1General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.
1.2Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.
1.3Prospective Eligible Individuals. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, respectively; provided that, an Incentive Stock Option granted to a prospective Eligible Employee upon the condition that such person become an Eligible Employee shall be deemed granted effective on the date such person commences employment (and the exercise price of such Incentive Stock Option shall relate to such date).
1.4Minimum Vesting. Notwithstanding any provision of the Plan to the contrary, except with respect to a maximum of five percent (5%) of the aggregate number of shares authorized under the Plan, subject to adjustment as provided in Section 4.2, no Award payable in Common Stock (other than a Substitute Award and Awards to Non-Employee Directors that vest at the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting or that a Non-Employee Director elects to receive at Fair Market Value in lieu of all or a portion of such Non-Employee Director's cash compensation) may provide for vesting sooner than twelve (12) months from the grant date thereof or may be subject to a Performance Period that is less than twelve (12) months, as applicable, other than in connection with a Change in Control or, with respect to any Participant, in connection with the death or Disability of such Participant.
1.5Dividends and Dividend Equivalents on Unvested Awards. Except as otherwise determined by the Committee in an Award Agreement, to the extent any Award provides for the payment of dividends or crediting of dividend equivalents, in no event will such dividends or dividend equivalents attributable to unvested Awards be paid unless and until the underlying Award has become vested pursuant to its terms.
1.6Issuances of Common Stock. Any Common Stock that becomes deliverable to a Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant.
ARTICLE VI
STOCK OPTIONS
1.1Options. Stock Options may be granted to Eligible Individuals alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be either: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option. Subject to Section 4.2(b), the Committee may not grant dividend equivalents in connection with any Option.
1.2Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall
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have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.
1.3Incentive Stock Options. Except in connection with a Change in Control or other extraordinary circumstances, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.
1.4Terms and Conditions of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
(a)Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than one hundred percent (100%) (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, one hundred ten percent (110%)) of the Fair Market Value of the Common Stock at the time of grant.
(b)Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five (5) years.
(c)Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of Section 5.4 hereof and this Section 6.4, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.
(d)Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, having the Company withhold shares of Common Stock issuable upon exercise of the Stock Option, or by payment in full or in part in the form of Common Stock owned by the Participant, based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.
(e)Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine,
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in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section 6.4(e) is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.
(f)Termination by Death, Disability or Retirement. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant's Termination is by reason of death, Disability or Retirement, all Stock Options that are held by such Participant that are vested and exercisable at the time of such Termination may be exercised by the Participant (or in the case of the Participant's death, by the legal representative of the Participant's estate) at any time within a period of one (1) year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, in the event of a Participant's Termination by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options; provided, further, that Incentive Stock Options that are not exercised by such Participant within ninety (90) days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-Qualified Stock Options.
(g)Involuntary Termination Without Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant's Termination is by involuntary termination by the Company without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant's Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.
(h)Voluntary Resignation. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant's Termination is voluntary (other than a voluntary termination described in Section 6.4(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant's Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.
(i)Termination for Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant's Termination (x) is for Cause or (y) is a voluntary Termination (as provided in Section 6.4(h)) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.
(j)Unvested Stock Options. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant's Termination for any reason shall terminate and expire as of the date of such Termination.
(k)Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non‑Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until
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three (3) months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.
(l)Form, Modification, Extension and Renewal of Stock Options; Prohibition on Repricing. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee. The Committee may modify, extend, or renew outstanding Options granted under the Plan, provided that the rights of a Participant are nor reduced without the applicable Participant's consent and provided further that such action does not subject the Option to Section 409A of the Code without the consent of the applicable Participant. Notwithstanding anything herein to the contrary, without the consent of stockholders, the Committee may not (i) lower the exercise price of a Stock Option after it is granted, or take any other action with the effect of lowering the exercise price of a Stock Option after it is granted, or (ii) permit the cancellation of a Stock Option in exchange for another Award.
(m)Deferred Delivery of Common Stock. The Committee may in its discretion permit Participants to defer delivery of Common Stock acquired pursuant to a Participant's exercise of an Option in accordance with the terms and conditions established by the Committee in the applicable Award Agreement, which shall be intended to comply with the requirements of Section 409A of the Code.
(n)Early Exercise. The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant's Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option and such shares shall be subject to the provisions of Article VIII and be treated as Restricted Stock. Unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.
(o)Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 14.4. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.
ARTICLE VII
STOCK APPRECIATION RIGHTS
1.1Stock Appreciation Rights. Stock Appreciation Rights may be granted to Eligible Individuals alone or in addition to other Awards granted under the Plan. Subject to Section 4.2(b), the Committee may not grant dividend equivalents in connection with any Stock Appreciation Right.
1.2Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:
(a)Exercise Price. The exercise price per share of Common Stock subject to a Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.
(b)Term. The term of each Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than ten (10) years after the date the right is granted.
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(c)Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of Section 5.4 hereof and this Section 7.2, Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.
(d)Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 7.2(c), Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise to the Company specifying the number of Stock Appreciation Rights to be exercised.
(e)Payment. Upon the exercise of a Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion or as may be provided in an applicable Award Agreement) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date that the right is exercised over the exercise price.
(f)Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and the Plan, upon a Participant's Termination for any reason, Stock Appreciation Rights will remain exercisable following a Participant's Termination on the same basis as Stock Options would be exercisable following a Participant's Termination in accordance with the provisions of Sections 6.4(f) through 6.4(j).
(g)Non-Transferability. No Stock Appreciation Rights shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant's lifetime, only by the Participant.
(h)Form, Modification, Extension and Renewal of Stock Appreciation Rights; Prohibition on Repricing. Subject to the terms and conditions and within the limitations of the Plan, Stock Appreciation Rights shall be evidenced by such form of agreement or grant as is approved by the Committee. The Committee may modify, extend, or renew outstanding Stock Appreciation Rights granted under the Plan, provided that the rights of a Participant are nor reduced without the applicable Participant's consent and provided further that such action does not subject the Stock Appreciation Right to Section 409A of the Code without the consent of the applicable Participant. Notwithstanding anything herein to the contrary, without the consent of stockholders, the Committee may not (i) lower the exercise price of a Stock Appreciation Right after it is granted, or take any other action with the effect of lowering the exercise price of a Stock Appreciation Right after it is granted, or (ii) permit the cancellation of a Stock Appreciation Right in exchange for another Award.
(i)Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Stock Appreciation Right on a cashless basis on the last day of the term of such Stock Appreciation Right if the Participant has failed to exercise the Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Stock Appreciation Right exceeds the exercise price of such Stock Appreciation Right on the date of expiration of such Stock Appreciation Right, subject to Section 14.4. Stock Appreciation Rights may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.
1.3Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant Stock Appreciation Rights either as a general Stock Appreciation Right or as a limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such
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other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of limited Stock Appreciation Rights, except as otherwise provided in an Award Agreement, the Participant shall receive in cash and/or Common Stock, as determined by the Committee, an amount equal to the amount set forth in Section 7.2(e) with respect to Stock Appreciation Rights.
ARTICLE VIII
RESTRICTED STOCK
1.1Awards of Restricted Stock.
(a)In General. Shares of Restricted Stock may be granted to Eligible Individuals either alone or in addition to other Awards granted under the Plan. Shares of Restricted Stock shall constitute issued and outstanding Common Stock for all corporate purposes. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such an Award may be subject to forfeiture, the Restriction Period, the rights to accelerated vesting thereof (subject to Section 5.4), and all other terms and conditions of the Award.
(b)Performance Conditions. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including Performance Goals pursuant to Section 9.2(c)) or such other factor as the Committee may determine in its sole discretion.
1.2Awards and Certificates. Except as may be provided in an Award Agreement, Eligible Individuals selected to receive Restricted Stock shall not have any right with respect to such Award, unless and until such Eligible Individual has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:
(a)Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero (0) to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.
(b)Acceptance. Awards of Restricted Stock must be accepted within a period of ninety (90) days (or such shorter period as the Committee may specify at grant) after the grant date, by executing and delivering to the Company a fully executed copy of the Award Agreement evidencing the Award, to the extent required by the Committee, and by paying whatever price (if any) the Committee has designated thereunder. For the avoidance of doubt, no Awards of Restricted Stock will vest unless and until such Award is accepted.
(c)Legend. Each certificate representing shares of Restricted Stock shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock Award.
(d)Custody. Unless otherwise determined by the Committee, each Participant receiving Restricted Stock shall be issued stock as book entries by the applicable transfer agent, unless the Company elects to use another system, as evidencing ownership of shares of Restricted Stock. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit Transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part.
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1.3Terms and Conditions of Restricted Stock. Restricted Stock granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:
(a)Restriction Period. Shares of Restricted Stock awarded under the Plan shall remain forfeitable, and the Participant shall not be permitted to Transfer such shares of Restricted Stock, during the Restriction Period set forth in the Restricted Stock Award Agreement, it being understood that such agreement shall set forth a vesting schedule and any event that would accelerate vesting of such shares of Restricted Stock. Within these limits, based on service, attainment of Performance Goals and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the forfeiture limitations for all or any part of any Restricted Stock Award.
(b)Rights as a Stockholder. Except as otherwise determined by the Committee in an Award Agreement, (a) the Participant shall not have, with respect to the shares of Restricted Stock, the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to receive dividends, the right to vote such shares or the right to tender such shares until the full vesting of shares of Restricted Stock, and (b) the payment of dividends to the Participant shall be made to the Participant on a deferred basis that is conditioned upon the expiration of the applicable Restriction Period.
(c)Termination. Unless otherwise determined by the Committee at grant, in an Award Agreement or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant's Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.
(d)Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.
ARTICLE IX
PERFORMANCE AWARDS
1.1Performance Awards. Any Award may be granted to Eligible Individuals in the form of a Performance Award. Each Performance Award shall be payable to a Participant in the event of the attainment of one or more specific Performance Goals. If the Performance Award is in the form of Restricted Stock, such shares shall be Transferable by the Participant only in the event of the attainment of the relevant Performance Goals. If the Performance Award is not in the form of Restricted Stock, but otherwise payable in shares of Common Stock, such shares shall be deliverable to the Participant only in the event of the attainment of the relevant Performance Goals. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in shares of Common Stock (based on the then current Fair Market Value of such shares), as determined by the Committee, in its sole and absolute discretion.
1.2Terms and Conditions of Performance Awards. Performance Awards granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:
(a)Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals established pursuant to Section 9.2(c) are achieved and the percentage of each Performance Award that has been earned.
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(b)Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.
(c)Performance Goals, Formulae or Standards. The Committee shall establish the Performance Goals for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as determined by the Committee. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.
(d)Dividends. Unless otherwise determined by the Committee at the time of grant or in an Award Agreement, (a) the recipient of a Performance Award under this Article IX shall not be entitled to receive dividends or dividend equivalents in respect of the number of shares of Common Stock covered by a Performance Award until the applicable Performance Goals have been achieved, and (b) payment of dividends or dividend equivalents shall be made to the Participant on a deferred basis that is conditioned upon the achievement of the applicable Performance Goals.
(e)Payment. Following the Committee's determination in accordance with Section 9.2(a), the Company shall settle Performance Awards, in such form (including, without limitation, in shares of Common Stock or in cash) as determined by the Committee, in an amount equal to such Participant's earned Performance Awards. Notwithstanding the foregoing, the Committee may, in its sole discretion, settle Performance Awards for an amount that is less than the earned Performance Awards and/or subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions as it deems appropriate, subject to Section 5.4.
(f)Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant's Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.
ARTICLE X
OTHER STOCK-BASED AND CASH-BASED AWARDS
1.1Other Stock-Based Awards.
(a)In General. Other Stock‑Based Awards may be granted to Eligible Individuals that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, (i) shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, (ii) stock equivalent units, (iii) restricted stock units, (iv) performance stock units and (v) Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to other Awards granted under the Plan.
(b)Stock Units. In the event Other Stock-Based Awards are granted in the form of stock equivalent units, restricted stock units or performance stock units ("Stock Units"), each Stock Unit shall be equivalent in value to one (1) share of Common Stock. Each Stock Unit shall entitle the Participant to receive from the Company at the end of the Restriction Period applicable to such Stock Unit one (1) share of Common Stock or the Fair Market Value thereof. Except as otherwise provided in an Award Agreement, if and when the Restriction Period expires without a prior forfeiture of a Stock Unit, (i) the Stock Unit shall convert into a right to receive a share of Common Stock or the cash equivalent of the Fair Market Value thereof, and (ii) following such conversion, such share or cash amount shall be delivered to the Participant.
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(c)Performance Conditions. The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance targets (including Performance Goals pursuant to Section 9.2(c)) or such other factors as the Committee may determine in its sole discretion.
1.2Terms and Conditions of Other Stock-Based Awards. Other Stock-Based Awards granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:
(a)Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.
(b)Dividends. Unless otherwise determined by the Committee at the time of Award or in an Award Agreement, subject to the provisions of the Award Agreement and the Plan, (a) the recipient of an Award under this Article X shall not be entitled to receive dividends or dividend equivalents in respect of the number of shares of Common Stock covered by the Award until the Award vests, and (b) dividends or dividend equivalents shall be made on a deferred basis that is conditioned upon the expiration of the applicable Restriction Period.
(c)Vesting. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion, subject to Section 5.4.
(d)Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion.
(e)Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant's Termination for any reason during the Restriction Period for a given Other Stock Based Award, the Other Stock-Based Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.
1.3Other Cash-Based Awards. Other Cash-Based Awards may be granted to Eligible Individuals in such amounts, on such terms and conditions not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee. Other Cash-Based Awards may be granted for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as the Committee shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions not inconsistent with the terms of the Plan (including vesting conditions that relate to the attainment of Performance Goals), or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company's assets for satisfaction of the Company's payment obligation thereunder.
ARTICLE XI
CHANGE IN CONTROL PROVISIONS
1.1Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement, a Participant's unvested Award shall not vest automatically and a Participant's Award shall be treated in accordance with one or more of the following methods as determined by the Committee:
(a)Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee in a manner consistent with the requirements of Section
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409A of the Code, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that the Committee may decide to award additional Restricted Stock or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).
(b)The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards (and if there shall be no such excess, Awards may be canceled for no consideration). For purposes hereof, "Change in Control Price" shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.
(c)Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award in connection with a Change in Control or at any other time in its discretion.
1.2Change in Control. Unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee, a "Change in Control" shall be deemed to occur if:
(a)any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;
(b)during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section 11.2 or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two‑thirds of the directors then still in office who either were directors at the beginning of the two (2)‑year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;
(c)a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in Section 11.2(a)) acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or
(d)a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company's assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or
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indirectly, fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.
Notwithstanding the foregoing, with respect to any Award that is characterized as "nonqualified deferred compensation" within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a "change in ownership," a "change in effective control" or a "change in the ownership of a substantial portion of the assets" of the Company within the meaning of Section 409A of the Code.
ARTICLE XII
TERMINATION OR AMENDMENT OF PLAN
Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, that without the approval of the holders of the Company's Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (ii) increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b) (except by operation of Section 4.2); (iii) change the classification of individuals eligible to receive Awards under the Plan; (iv) decrease the minimum option price of any Stock Option or Stock Appreciation Right; (v) extend the maximum option period under Section 6.4; (vi) alter the Performance Goals for Restricted Stock, Performance Awards or Other Stock-Based Awards as set forth in Exhibit A hereto; (vii) award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price than the replacement award; or (viii) require stockholder approval in order for the Plan to continue to comply with, to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Ohio to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under Financial Industry Regulatory Authority (FINRA) rules and regulations or the rules of any exchange or system on which the Company's securities are listed or traded at the request of the Company. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant's consent to comply with applicable law including Section 409A of the Code. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent.
ARTICLE XIII
UNFUNDED STATUS OF PLAN
The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.
ARTICLE XIV
GENERAL PROVISIONS
1.1Legend. The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the
The Andersons, Inc. | 2022 Proxy Statement | 78

Participant is acquiring the shares without a view to distribution thereof. Awards may include any legend or other evidence of restrictions that the Committee deems appropriate to reflect any restrictions on Transfer with respect to such Award. All certificates for shares or other evidence of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be included in any representation of Common Stock to make appropriate reference to such restrictions.
1.2Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.
1.3No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy or directorship at any time.
1.4Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee or inclusion in an Award Agreement, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned, provided that the number of shares of Common Stock may not have a Fair Market Value greater than the minimum required statutory withholding liability unless determined by the Committee not to result in in adverse accounting consequences.
1.5No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.
1.6Listing and Other Conditions.
(a)Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.
(b)If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended
The Andersons, Inc. | 2022 Proxy Statement | 79

until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.
(c)Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.
(d)A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.
1.7Stockholders Agreement and Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to an Award under the Plan, to the extent required by the Committee, the Participant shall execute and deliver a stockholder's agreement or such other documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, and such other terms as the Board or Committee shall from time to time establish. Such stockholder's agreement or other documentation shall apply to the Common Stock acquired under the Plan and covered by such stockholder's agreement or other documentation. The Company may require, as a condition of exercise, the Participant to become a party to any other existing stockholder agreement (or other agreement).
1.8Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Ohio (regardless of the law that might otherwise govern under applicable Ohio principles of conflict of laws).
1.9Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Ohio or the United States District Court for the Northern District of Ohio and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a "Proceeding"), to the exclusive jurisdiction of the courts of the State of Ohio, the United States District Court for the Northern District of Ohio, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Ohio State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all rights to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant's address shown in the books and records of the Company or, in the case of the Company, at the Company's principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Ohio.
1.10Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.
1.11Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit
The Andersons, Inc. | 2022 Proxy Statement | 80

under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
1.12No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.
1.13Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the Transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.
1.14Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.
1.15Section 409A of the Code. The Plan is intended to be exempt from, or to comply with, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with the foregoing intention shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to be exempt therefrom or to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of "nonqualified deferred compensation" (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a "specified employee" (as defined under Section 409A of the Code) as a result of such employee's separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.
1.16Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.
1.17Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.
1.18Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.
1.19Lock-Up Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the "Lead Underwriter"), a Participant shall
The Andersons, Inc. | 2022 Proxy Statement | 81

irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the "Lock‑Up Period"). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock‑Up Period.
1.20Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.
1.21Company Recoupment of Awards. A Participant's rights with respect to any Award hereunder shall in all events be subject to (a) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (b) any right or obligation that the Company may have regarding the clawback of "incentive-based compensation" under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.
1.22Plan Document Controls. The Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between the Plan and such Award Agreement, which is not specifically resolved pursuant to the express terms of the Award Agreement, the terms and conditions of the Plan shall control.
ARTICLE XV
EFFECTIVE DATE OF PLAN
The Plan, as amended and restated, was approved by the Board on February 17, 2022, subject to the approval of the Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Ohio. The Plan, as amended and restated, became effective on May 6, 2022, which was the date approval by the Company's stockholders was obtained.
ARTICLE XVI
TERM OF PLAN
No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date that the Plan, as amended and restated, is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date.
ARTICLE XVII
NAME OF PLAN
The Plan shall be known as the "The Andersons, Inc. Amended and Restated 2019 Long-Term Incentive Compensation Plan."

The Andersons, Inc. | 2022 Proxy Statement | 82

EXHIBIT A

PERFORMANCE GOALS

Performance Goals may be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more objective performance criterion, including, but not limited to, the following:
•earnings per share;
•operating income;
•gross income;
•net income (before or after taxes);
•cash flow;
•gross profit;
•gross profit return on investment;
•gross margin return on investment;
•gross margin;
•operating margin;
•working capital metrics or ratios;
•earnings before interest and taxes;
•earnings before interest, tax, depreciation and amortization;
•return on equity;
•return on assets;
•return on capital;
•return on invested capital;
•net revenues;
•gross revenues;
•annual recurring revenues;
•recurring revenues;
•license revenues;
The Andersons, Inc. | 2022 Proxy Statement | 83

•sales or market share;
•employee engagement or turnover;
•customer satisfaction;
•total stockholder return;
•economic profit or economic value added;
•specified objectives with regard to limiting the level of increase in all or a portion of the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;
•the fair market value of a share of Common Stock;
•the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; or
•control of or reduction in operating expenses.
The Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:
(a)restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Standards Codification 225-20, "Extraordinary and Unusual Items," and/or management's discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company's Form 10-K for the applicable year;
(b)an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management; or
(c)a change in tax law or accounting standards required by generally accepted accounting principles.
Performance Goals may also be based upon individual participant performance goals, as determined by the Committee, in its sole discretion.
In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit, administrative department or product category of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may also:
(a)designate additional business criteria on which the Performance Goals may be based; or
(b)adjust, modify or amend the aforementioned business criteria.
The Andersons, Inc. | 2022 Proxy Statement | 84

Your **Vote** Counts!

THE ANDERSONS, INC.

2022 Annual Meeting
Vote by May 5, 2022 11:59 PM ET. For shares held in a Plan, vote by May 3, 2022 11:59 PM ET.

THE ANDERSONS, INC.
P.O. BOX 119
MAUMEE, OH 43537
ATTN: MEGAN GROOMS

D66391-P66173-Z81774

You invested in THE ANDERSONS, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 6, 2022.**

Get informed before you vote

View the Notice and Proxy Statement, Annual Report and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 22, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

May 6, 2022
8:00 AM, EDT

Virtually at:
www.virtualshareholdermeeting.com/ANDE2022

*Please check the meeting materials for any special requirements for meeting attendance.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors **Nominees:** 01) Patrick E. Bowe 02) Michael J. Anderson, Sr. 03) Gerard M. Anderson 04) Gary A. Douglas 05) Stephen F. Dowdle 06) Pamela S. Hershberger 07) Catherine M. Kilbane 08) Robert J. King, Jr. 09) Ross W. Manire 10) John T. Stout, Jr.	For
2. The approval of the Amended and Restated 2019 Long-Term Incentive Compensation Plan.	For
3. An advisory vote on executive compensation, approving the resolution provided in the proxy statement.	For
4. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year ending December 31, 2022.	For

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

D66392-P66173-Z81774

The Andersons

THE ANDERSONS, INC.
P.O. BOX 119
MAUMEE, OH 43537
ATTN: MEGAN GROOMS

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 5, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 3, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 5, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 3, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

During the Meeting – Go to www.virtualshareholdermeeting.com/ANDE2022
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D66381-P66173-Z81774 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE ANDERSONS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Patrick E. Bowe
02) Michael J. Anderson, Sr.
03) Gerard M. Anderson
04) Gary A. Douglas
05) Stephen F. Dowdle
06) Pamela S. Hershberger
07) Catherine M. Kilbane
08) Robert J. King, Jr.
09) Ross W. Manire
10) John T. Stout, Jr.

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. The approval of the Amended and Restated 2019 Long-Term Incentive Compensation Plan.	☐	☐	☐
3. An advisory vote on executive compensation, approving the resolution provided in the proxy statement.	☐	☐	☐
4. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

D66382-P66173-Z81774

THE ANDERSONS, INC.
Virtual Annual Meeting of Shareholders
May 6, 2022 8:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Michael T. Hoelter and Catherine M. White, and each of them individually, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote all of the shares of stock of THE ANDERSONS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/ANDE2022 at 8:00 AM, EDT on May 6, 2022, and any adjournment or postponement thereof, as designated on the reverse side of this proxy card and, in their discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side